                                                                 Exhibit 10.14.3

                         =============================

                               MID OCEAN LIMITED

                             --------------------


                          CREDIT AGREEMENT (364-DAY)


                         Dated as of September 2, 1997


                             ____________________


                                 $100,000,000


                             ____________________


                           THE CHASE MANHATTAN BANK
                            as Administrative Agent


                         =============================


                                TABLE OF CONTENTS
                                                                                  Page
                                                                                  ----
Section 1. Definitions and Accounting Matters.....................................   1
        1.01     Certain Defined Terms............................................   1
        1.02     Accounting Terms; GAAP...........................................  15
        1.03     Currencies and Types of Loans....................................  16

Section 2. Commitments, Loans and Prepayments.....................................  16
        2.01     Loans............................................................  16
        2.02     Borrowings of Loans..............................................  17
        2.03     Changes of Commitments; Reduction of Maximum Loan Amounts........  17
        2.04     Fees.............................................................  17
        2.05     Lending Offices..................................................  18
        2.06     Several Obligations; Remedies Independent........................  18
        2.07     Evidence of Debt.................................................  18
        2.08     Optional Prepayments.............................................  18
        2.09     Mandatory Prepayments............................................  19
        2.10     Extension of Commitment Termination Date.........................  19

Section 3. Payments of Principal and Interest.....................................  21
        3.01     Repayment of Loans...............................................  21
        3.02     Interest.........................................................  21

Section 4. Payments; Pro Rata Treatment; Computations; Etc........................  22
        4.01     Payments.........................................................  22
        4.02     Pro Rita Treatment...............................................  23
        4.03     Computations.....................................................  24
        4.04     Minimum Amounts..................................................  24
        4.05     Certain Notices..................................................  25
        4.06     Non-Receipt of Funds by the Administrative Agent.................  26
        4.07     Sharing of Payments, Etc.........................................  27

Section 5. Yield Protection, Etc..................................................  28
        5.01     Additional Costs.................................................  28
        5.02     Limitation on Types and Currencies of Loans......................  30
        5.03     Treatment of Affected Loans......................................  31
        5.04     Compensation.....................................................  31
        5.05     Taxes............................................................  32
        5.06     Replacement of Banks.............................................  33

Section 6. Conditions Precedent...................................................  34
        6.01     Initial Loan.....................................................  34
        6.02     Initial and Subsequent Loan......................................  35

                               Credit Agreement
                               ----------------

                                                                                  Page
                                                                                  ----
Section 7.  Representations and Warranties........................................  36
        7.01     Corporate Existence..............................................  36
        7.02     Financial Condition..............................................  36
        7.03     Litigation.......................................................  37
        7.04     No Breach........................................................  37
        7.05     Action...........................................................  37
        7.06     Approvals........................................................  37
        7.07     Use of Credit....................................................  38
        7.08     ERISA............................................................  38
        7.09     Taxes............................................................  38
        7.10     Investment Company Act...........................................  38
        7.11     Public Utility Holding Company Act...............................  38
        7.12     Environmental Matters............................................  38
        7.13     Subsidiaries, Etc................................................  39
        7.14     Stamp Taxes......................................................  39
        7.15     Legal Form.......................................................  39
        7.16     True and Complete Disclosure.....................................  39
        7.17     Withholding of Taxes.............................................  40

Section 8.  Covenants of the Company..............................................  40
        8.01     Financial Statements, Etc........................................  40
        8.02     Existence, Etc...................................................  42
        8.03     Insurance........................................................  43
        8.04     Prohibition of Fundamental Changes...............................  43
        8.05     Limitation on Liens..............................................  44
        8.06     Certain Financial Covenants......................................  45
        8.07     Ratings..........................................................  45
        8.08     Use of Proceeds..................................................  45
        8.09     Transactions with Affiliates.....................................  46
        8.10     Compliance with Laws.............................................  46
        8.11     Payment of Obligations...........................................  46
        8.12     Indebtedness.....................................................  46
        8.13     Capital and Surplus of Mid Ocean Reinsurance.....................  46

Section 9.  Events of Default.....................................................  46

Section 10. The Administrative Agent..............................................  49
       10.01     Appointment, Powers and Immunities...............................  49
       10.02     Reliance by Administrative Agent.................................  50
       10.03     Defaults.........................................................  50
       10.04     Rights as a Bank.................................................  50
       10.05     Indemnification..................................................  51
       10.06     Non-Reliance on Administrative Agent and Other Banks.............  51

                                     -ii-

                               Credit Agreement
                               ----------------

                                                                                    Page
                                                                                    ----
       10.07     Failure to Act....................................................   51
       10.08     Resignation of Administrative Agent...............................   52

Section 11. Miscellaneous..........................................................   52
       11.01     Waiver............................................................   52
       11.02     Notices...........................................................   52
       11.03     Expenses, Etc.....................................................   53
       11.04     Amendments, Etc...................................................   53
       11.05     Successors and Assigns............................................   54
       11.06     Assignments and Participations....................................   54
       11.07     Survival..........................................................   57
       11.08     Captions..........................................................   57
       11.09     Counterparts......................................................   57
       11.10     Governing Law; Submission to Jurisdiction.........................   57
       11.11     Waiver of Jury Trial..............................................   58
       11.12     Confidentiality...................................................   58
       11.13     Judgment Currency.................................................   59
       11.14     European Monetary Union...........................................   59

SCHEDULE I   - Subsidiaries
SCHEDULE II  - Commitments
SCHEDULE III - Liens
SCHEDULE IV  - Indebtedness

EXHIBIT A-1 - Form of Opinion of Special Cayman Islands Counsel to the Company EXHIBIT A-2 - Form of Opinion of Special Bermuda Counsel to the Company EXHIBIT A-3 - Form of Opinion of Special New York Counsel to the Company
EXHIBIT B   - Form of Opinion of Special New York Counsel to Chase
EXHIBIT C   - Form of Confidentiality Agreement
EXHIBIT D   - Form of Assignment and Acceptance
EXHIBIT E   - Form of Promissory Note

                               Credit Agreement
                               ----------------

          CREDIT AGREEMENT (364-DAY) dated as of September 2, 1997, between:

          MID OCEAN LIMITED, a corporation duly organized and validly existing under the laws of the Cayman Islands (the "Company")
                                                -------

          Each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or that, pursuant to Section 11.06(b) hereof, shall become a "Bank" hereunder; and

          THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                       --------------------

          The Company has requested that the Banks make loans to it in an aggregate principal amount not exceeding $lO0,000,000 at any one time outstanding in U.S. Dollars and in certain other foreign currencies, and the Banks are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

          Section 1. Definitions and Accounting Matters.
                     ----------------------------------

          1.01  Certain Defined Terms. As used herein, the following terms shall
                ---------------------
have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                  ---- -----

          "Administrative Agent's Account" shall mean, for each Currency, an
           ------------------------------
account in respect of such Currency designated by the Administrative Agent in a notice to the Company and the Banks.

          "Administrative Questionnaire" shall mean an Administrative
           ----------------------------
Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" shall mean any Person that directly or indirectly
           ---------
controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust As used in this definition, "control" (including, with its correlative meanings,
                          -------
"controlled by" and "under common control with") shall mean possession, directly
 -------------       -------------------------
or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any
                                                --------
Person that owns directly or indirectly securities having 25% or more of the voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an

                               Credit Agreement
                               ----------------

Affiliate solely by reason of his or her being a director. officer or employee of the Company or any of its Subsidiaries, (b) the Company and its Subsidiaries shall not be Affiliates of each other, and (c) neither the Administrative Agent nor any Bank shall be an Affiliate.

          "Agreed Foreign Currency" shall mean at any time any of Australian
           -----------------------
Dollars. English Pounds Sterling, Japanese Yen, New Zealand Dollars and, with the agreement of each Bank, any other Foreign Currency, so long as at such time
(a) such Currency is dealt with in the London (or, in the case of English Pounds Sterling, Paris) interbank deposit market, (b) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Currency is required to permit use of such Currency by any Bank for making any Loan hereunder and/or to permit the Company to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

          "Assumed Reinsurance" shall mean reinsurance assumed by any Insurance
           -------------------
Subsidiary from another Person (other than from another Insurance Subsidiary).

          "Applicable Facility Fee Rate" and "Applicable Margin" shall mean,
           ----------------------------------------------------
during any period when any Rating Group set forth below is applicable, with respect to any facility fee payable hereunder or any Type of Loan outstanding hereunder, the percentage set forth below opposite such fee or Type of Loan under such Rating Group:

          =================================================================
                                   Rating         Rating        Rating
               Fee or Loan         Group          Group         Group
                                     I              II           III
          -----------------------------------------------------------------
               Facility Fee         0.050%         0.070%         0.100%
               Eurocurrency
               Loans                0.175%         0.255%         0.375%
          -----------------------------------------------------------------
               Base Rate Loans      0.000%         0.000%         0.000%
          =================================================================

For the purposes of this Agreement, any change in the Applicable Facility Fee Rate or Applicable Margin for any facility fee or any outstanding Loans by reason of (a) a change in the Standard & Poor's Rating shall become effective on the date of announcement or publication of a change in such rating or, in the absence of such announcement or publication, on the effective date of such changed rating and (b) any other change in the Rating Group shall become effective on the date of the occurrence of the event that resulted in such change in the Rating Group.

                               Credit Agreement
                               ----------------

          "Applicable Insurance Regulatory Authority" shall mean, with respect
           -----------------------------------------
to any Insurance Subsidiary, the insurance department or similar insurance regulatory or administrative authority or agency of the jurisdiction in which such Insurance Subsidiary is domiciled.

          "Applicable Lending Office" shall mean, for each Bank and for each
           -------------------------
Type and Currency of Loan, the "Lending Office" of such Bank (or of an Affiliate of such Bank) designated for such Type and Currency of Loan in the Administrative Questionnaire submitted by such Bank or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type and Currency are to be made and maintained.

          "Assignment and Acceptance" shall mean an assignment and acceptance
           -------------------------
entered into by a Bank and an assignee (with the consent of any Person whose consent is required by Section 11.06(b) hereof), and accepted by the Administrative Agent, in the form of Exhibit D hereto or any other form approved by the Administrative Agent.

          "Bank" shall mean each of the lenders that is a signatory hereto
           ----
identified under the caption "BANKS" on the signature pages hereto or that, pursuant to Section 11.06(b) hereof, shall become a "Bank" hereunder.

          "Base Rate" means, for any day, a rate per annum equal to the higher
           ---------
of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loans" shall mean Loans denominated in Dollars that bear
           ---------------
interest at rates based upon the Base Rate.

          "Basis Accord" shall mean the proposals for risk-based capital
           ------------
framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          "Best Rating" shall mean, as at any date, the rating of Mid Ocean
           -----------
Reinsurance most recently published by A.M. Best Company, Inc.

          "Board of Directors" shall mean the Board of Directors of the Company
           ------------------
or any duly authorized committee thereof.

                               Credit Agreement
                               ----------------

          "Board Resolution" shall mean a copy of a resolution certified by the
           ----------------
Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of the certificate and delivered to the Administrative Agent.

          "Business Day" shall mean any day (a) on which commercial banks are
           ------------
not authorized or required to close in New York City, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the interest Period for, a Eurocurrency Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, that is also a day on which dealings in deposits denominated in the Currency of such Loan are carried out in the London interbank market and (c) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Loan denominated in any Foreign Currency or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, that is also a day on which commercial banks settle payments in the Principal Financial Center for the Currency in which such Loan is denominated and in which the London foreign exchange market settles payments in such Currency.

          "Capital and Surplus" shall mean, as at any date for any Person, the
           -------------------
aggregate amount of policyholders surplus (determined in accordance with SAP) of such Person.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Ceded Reinsurance" shall mean reinsurance ceded by any Insurance
           -----------------
Subsidiary to any other Person (other than to another Insurance Subsidiary), other than Surplus Relief Reinsurance.

          "Change of Control" shall mean (a) the acquisition of ownership,
           -----------------
directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors by Persons who were neither (i) nominated by the Board of Directors nor (ii) appointed by directors so nominated.

                               Credit Agreement
                               ----------------

          "Chase" shall mean The Chase Manhattan Bank.
           -----

          "Class" shall have the meaning assigned to such term in Section 1.03
           -----
hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Commitment" shall mean, as to each Bank, the obligation of such Bank
           ----------
to make Loans pursuant to Section 2.01 hereof in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on Schedule II hereto under the caption "Commitment" (as the same may at any time or from time to time be reduced pursuant to Section 2.03 hereof or be increased or reduced pursuant to Section 11.06 hereof).

          "Commitment Termination Date" shall mean September 1, 1998, subject to
           ---------------------------
extension as provided in Section 2.10 hereof; provided that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

          "Company Jurisdiction" shall mean (a) Bermuda, (b) the Cayman Islands
           --------------------
and (c) any other country (i) where the Company is licensed or qualified to do business or (ii) from which payments hereunder are made by the Company.

          "Currency" shall mean Dollars or any Foreign Currency.
           --------

          "Debt" shall mean Indebtedness referred to in clauses (a) through (c),
           ----
inclusive, in the definition of the term Indebtedness.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Deferred Acquisition Expenses" shall mean, as at any date, the
           -----------------------------
average of the deferred acquisition expenses for the Company and its Subsidiaries (determined on a consolidated basis, without duplication, in accordance with GAAP) for the four most recent Fiscal Dates.

          "Derivative Transaction" shall mean (a) any "swap agreement" as
           ----------------------
defined in Section 101(53B) of the Bankruptcy Code (other than a spot foreign exchange transaction), (b) any equity swap, floor, collar, cap or option transaction, (c) any option to enter into any of the foregoing and (d) any combination of the foregoing.

                               Credit Agreement
                               ----------------

          "Dollar Equivalent" shall mean, with respect to any Loan denominated
           -----------------
in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Loan on the date such Loan is requested (or (i) in the case of any determination made under Section 2.0 1(c) hereof, on the date of any borrowing referred to in said Section 2.0 1(c) and (ii) in the case of any determination made under Section 2.09 or redenomination under the last sentence of Section 4.01 hereof, on the date of determination or redenomination therein referred to), based upon the spot selling rate at which Chase offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two Business Days later.

          "Dollars" and "S" shall mean lawful money of the United States of
           -------       -
America.

          "Environmental Laws" shall mean any and all present and future
           ------------------
Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(II) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code, of which the Company is a member.

                               Credit Agreement
                               ----------------

          "ERISA Plan" shall mean any "employee benefit plan" (as defined in
           ----------
Section 3(3) of ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA that is or, within the preceding five years has been, established or maintained, or to which contributions are or, within the preceding five years have been, made or required to be made, by the Company or any ERISA Affiliates or with respect to which the Company or any ERISA Affiliate may have liability.

          "Eurocurrency Base Rate" shall mean, with respect to any Eurocurrency
           ----------------------
Loan in Dollars or any Agreed Foreign Currency for the Interest Period therefor:

          (a) the arithmetic mean, as calculated by the Administrative Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates appearing on the Screen at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan as LIBOR for such Currency having a term comparable to such Interest Period; or

          (b) if the Screen shall cease to report such LIBOR or, in the reasonable judgment of the Majority Banks, shall cease accurately to reflect such LIBOR (as reported by any publicly available source of similar market data selected by the Majority Banks that, in the reasonable judgment of the Majority Banks, accurately reflects LIBOR for such Currency), the Eurocurrency Base Rate shall mean, with respect to such Eurocurrency Loan for such Interest Period the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, quoted by the Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Eurocurrency Loan for the offering by the Reference Bank to leading banks in the London (or, in the case of Loans denominated in English Pounds Sterling, Paris) interbank market of deposits denominated in such Currency having a term comparable to such Interest Period and in an amount equal to $1,000,000 (or the Foreign Currency Equivalent thereof).

          "Euroccurrency Loans" shall mean Loans made to the Company in Dollars
           -------------------
or any Agreed Foreign Currency, which Loans bear interest at rates based on rates referred to in the definition of "Eurocurrency Base Rate" in this Section 1.01.

          "Eurcurrency Rate" shall mean, for any Eurocurrency Loan for the
           ----------------
Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurocurrency Base Rate for such Loan for such Interest Period multiplied by the Reserve Rate (if any) for such Interest Period.

                               Credit Agreement
                               ----------------

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
Section 10 hereof.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

          "Fiscal Dates" shall mean, with respect to the Company, January 31,
           ------------
April 30, July 31 and October 31 in each year.

          "Foreign Benefit Plan" shall mean any plan, fund (including, without
           --------------------
limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Company or a Subsidiary thereof, with respect to which the Company or such Subsidiary has an obligation to contribute, for the benefit of employees of the Company or the Subsidiary, which plan, fund or other similar program provides, or results in, the type of benefits described in Section 3(1) or 3(2) of ERISA, and which plan is not subject to ERISA or the Code.

          "Foreign Currency" shall mean at any time any Currency other than
           ----------------
Dollars.

          "Foreign Currency Equivalent" shall mean, with respect to any amount
           ---------------------------
in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the principal of the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

          "FRB" shall mean the Board of Governors of the Federal Reserve System
           ---
(or any successor thereto).

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America.

          "Governmental Authority" means the United States of America or any
           ----------------------
other nation, or any political subdivision of any thereof (whether state or local), and any government, agency, authority, instrumentality, regulatory body, court, central bank or other

                               Credit Agreement
                               ----------------
entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a lebtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall
                               ---------       ----------
have a correlative meaning.

          "Indebtedness" shall mean, for any Person: (a) indebtedness created,
           ------------
incurred or assumed by such Person for borrowed money or obligations of such Person evidenced by bonds, debentures, promissory notes or similar instruments;
(b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Capital Lease Obligations of such Person; (d) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person (other than letters of credit and banker's acceptances arising in the ordinary course of such Person's business); and (f) Guarantees by such Person of Indebtedness of others; provided that Indebtedness shall include Surplus Relief Reinsurance but shall not include (i) obligations with respect to insurance policies underwritten by, or Assumed Reinsurance underwritten by, or Reinsurance Agreements entered into by, an Insurance Subsidiary in the ordinary course of its business and (ii) commissions or other amounts payable in the ordinary course of business to agents or to other representatives of any of the Insurance Subsidiaries.

          "Insurance Subsidiary" shall mean any Subsidiary of the Company that
           --------------------
is licensed to conduct an insurance business by an Applicable Insurance Regulatory Authority and provides capital to underwrite insurable risks.

                               Credit Agreement
                               ----------------

          "Interest Period" shall mean:
           ---------------

          (a) with respect to any Eurocurrency Loan, the period commencing on the date such Loan is made and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month:

          (b) with respect to any Base Rate Loan, the period commencing on the date such Base Rate Loan is made and ending on the earlier of the first Quarterly Date thereafter or the Commitment Termination Date.

Notwithstanding the foregoing: (i) if any Interest Period for any Loan would otherwise end after the Commitment Termination Date in existence at the time such Interest Period is selected, such Interest Period shall not be available hereunder; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurocurrency Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Eurocurrency Loan shall have a duration of less than one month and, if the Interest Period for any Eurocurrency Loan would otherwise be a shorter period, such Interest Period shall not be available hereunder.

          "LIBOR" shall mean, for any Currency, the rate at which deposits in
           -----
such Currency are offered to lending banks in the London (or, in the case of English Pounds Sterling, Paris) interbank market.

          "Lien" shall mean, respect to any Property, any mortgage, deed of
           ----
trust, lien, pledge, charge or security interest (as defined in Section 1-201(37) of the Uniform Commercial Code as in effect in the State of New York) of any kind in respect of such Property (it being understood that a banker's right of setoff, banker's lien or any similar right of a bank is not a Lien).

          "Loans" shall mean Loans provided for by Section 2.01 hereof which may
           -----
be Base Rate Loans or Eurocurrency Loans.

          "Local Time" shall mean, with respect to any Loan denominated in or
           ----------
any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

                               Credit Agreement
                               ----------------

          "Majority Banks" shall mean Banks having more than 50% of the
           --------------
aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

          "Margin Stock" shall mean "margin stock" within the meaning of
           ------------
Regulations G, U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of its Agreement or the rights and remedies of the Administrative Agent or any Bank hereunder.

          "Material Insurance Subsidiary" shall mean, at any time, (i) Mid Ocean
           -----------------------------
Reinsurance and (ii) any other Insurance Subsidiary that is a Material
Subsidiary.

          "Material Subsidiary" shall mean, at any time, each Subsidiary of the
           -------------------
Company that as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC.

          "Mid Ocean Reinsurance" shall mean Mid Ocean Reinsurance Company
           ---------------------
Limited, a Wholly-Owned Insurance Subsidiary of the Company.

          "NAIC" shall mean the National Association of Insurance Commissioners
           ----
and any successor thereto.

          "Net Worth" shall mean, as at any date, the amount of total
           ---------
shareholders' equity for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP).

          "Officer" shall mean the Chairman of the Board, the President or any
           -------
Vice President of the Company.

          "Officer's Certificate" shall mean a certificate signed by any
           ---------------------
Officer.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Post-Default Rate" shall mean, in respect of any principal of any
           -----------------
Loan or any other amount under this Agreement that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to

                               Credit Agreement
                               ----------------

2% plus the Base Rate as in effect from time to time (provided that, if the
   ----                                               --------
amount so in default is principal of a Eurocurrency Loan and the due date thereof is a day other than the last day of such Interest Period therefor, the "Post-Default Rate" for such principal shall be for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and
   ----
thereafter, the rate provided for above in this definition).

          "Prime Rate" shall mean the rate of interest from time to time
           ----------
announced by Chase at its principal office in New York, New York as its prime commercial lending rate.

          "Principal Financial Center" shall mean, in the case of any Currency,
           --------------------------
the principal financial center of the country that issues such Currency, as determined by the Administrative Agent.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the last Business Day of January, April,
           ---------------
July and October in each year, the first of which shall be the first such day after the date hereof.

          "Rating Group" shall mean any of Rating Group I, Rating Group II or
           ------------
Rating Group III.

          "Rating Group I" shall mean (a) no Event of Default has occurred and
           --------------
is continuing and the Standard & Poor's Rating is at or above AA; "Rating Group II" shall mean (a) Rating Group I is not in effect and (b) no Event of Default has occurred and is continuing and (c) the Standard & Poor's Rating is at or above A; and "Rating Grout, III" shall mean neither Rating Group I nor Rating Group II is in effect.

          "Reference Bank" shall mean Chase.
           --------------

          "Re??????" shall have the meaning assigned to such term in Section
           --------
11.06 hereof.

          "Regulations A. D. G. U and X" shall mean, respectively, Regulations
           ----------------------------
A, D, G, U and X of the FRB, as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Bank, any change
           -----------------
after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or

                               Credit Agreement
                               ----------------
request applying to a class of banks including such Bank of or under any Federal. state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reinsurance Agreement" shall mean any agreement. contract, treaty or
           ---------------------
other arrangement providing for Ceded Reinsurance by any Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary.

          "Reserve Rate" shall mean a fraction (expressed as a decimal), the
           ------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special. emergency or supplemental reserves) expressed as a decimal established by the FRB to which member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,O00,000 are subject with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. The Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "SAP" shall mean the accounting procedures and practices prescribed or
           ---
permitted by the Applicable Insurance Regulatory Authority or the NAIC.

          "Screen" shall mean, for any Currency, the relevant display page for
           ------
LIBOR for such Currency (as determined by the Administrative Agent) on the Dow Jones Markets Service; provided that, if the Administrative Agent determines that there is no such relevant display page for LIBOR for such Currency, "Screen" shall mean the relevant display page for LIBOR for such Currency (as determined by the Administrative Agent) on the Reuter Monitor Money Rates Service.

          "SEC" shall mean the Securities and Exchange Commission or any
           ---
governmental authority succeeding to its principal functions.

          "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a
           -----------------
division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "Standard and Poor's Rating" shall mean, as at any date, the claims-
           --------------------------
paying rating of Mid Ocean Reinsurance most recently published by Standard & Poor's.

          "???? Statement" shall mean, as to any Insurance Subsidiary, a
           --------------
statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with

                               Credit Agreement
                               ----------------
statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority, and filed with the Applicable Insurance Regulatory Authority.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Surplus Relief Reinsurance" shall mean any transaction in which any
           --------------------------
Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined by the independent certified public accountants of the Company in accordance with principles published by the Financial Accounting Standards Board or the Second Edition of the AICPA Audit Guide for Stock Life Insurance Companies (pp. 91-92), as the same may be revised from time to time.

          "Tangible Net Worth" shall mean, as at any date, the sum for the
           ------------------
Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a)  Net Worth, minus
                          -----

          (b) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at Net Worth): cost of treasury shares and the book value of all assets which should be classified as intangibles but in any event including goodwill, minority interests, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, Deferred Acquisition Expenses and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1996.

          "Taxes" shall have the meaning assigned to such term in Section
           -----
5.05(a) hereof.

          "Total Capital" shall mean the sum of (i) Total Debt and (ii) Net
           -------------
Worth.

                               Credit Agreement
                               ----------------

          "Total Debt" shall mean the aggregate principal amount of all Debt of
           ----------
the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP).

          "Type" shall have the meaning assigned to such term in Section 1.03
           ----
hereof.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any
           -----------------------
corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation or other similar legal entity, directors' qualifying shares or shares held by residents of the jurisdiction in which such corporation or other similar legal entity is organized as required by the law of such jurisdiction) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          1.02  Accounting Terms: GAAP.
                ----------------------

          (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the case may be, as in effect on the date hereof.

          (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of GAAP or SAP, as the case may be, employed in the preparation of such statement and the application of GAAP or SAP, as the case may be, as in effect on the date hereof and (ii) reasonable estimates of the difference in covenant compliance arising as a consequence thereof.

          1.03  Currencies and Types of Loans. Loans hereunder are by
                ------------------------------
distinguished by "Currency" and by "Type". The "Currency" of a Loan refers to the Currency in which such Loan is denominated. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurocurrency Loan, each of which constitutes a Type. Loans may be identified by one or more of their Currency and Type.

          Section 2. Commitments, Loans and Prepayments.
                     ----------------------------------

          2.01  Loans.
                -----

          (a) Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars or in any Agreed Foreign Currency during the period from and including the date hereof to but not including the Commitment Termination

                               Credit Agreement
                               ----------------

Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, prepay, repay and reborrow the amount of the Commitments.

          (b)   If, after giving effect to any Loan to be made under this
Section 2.01, more than four separate Interest Periods in respect of Loans denominated in any single Currency would be outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different interest Periods even if they are coterminous), then such Loan shall not be required to be made hereunder.

          (c) Except as provided in Section 2.10 hereof, for purposes of determining (i) whether the amount of any borrowing of Loans, together with all other Loans then outstanding, would exceed the aggregate amount of Commitments,
(ii) under Section 2.03(b) hereof, the aggregate unutilized amount of the Commitments and (iii) under Section 6.02 hereof, the outstanding aggregate principal amount of Loans, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent (determined as of the date of borrowing of such Loan) of the amount in the Foreign Currency of such Loan of the amount in the Currency of such Loan.

          2.02  Borrowings of Loans. The Company shall give the Administrative
                -------------------
Agent notice of each borrowing of Loans hereunder as provided in Section 4.05 hereof. Not later than 11:00 a.m. Local Time on the date specified for each borrowing of Loans hereunder, each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at the Administrative Agent's Account for the Currency in which such Loan is denominated, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company.

          2.03  Chances of Commitments: Reduction of Maximum Loan Amounts.
                ---------------------------------------------------------

          (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

          (b)   The Company shall have the right at any time or from time
to time (i) so long as no Loans are (or at the time will be) outstanding, to terminate the Commitments and (ii) to reduce the aggregate unutilized amount of the Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05
                            --------

                               Credit Agreement
                               ----------------
hereof and (y) each partial reduction of Commitments shall be in an aggregate amount at least equal to $10,000,000 (or a larger integral multiple of $1,000,000).

          (c)  The Commitments once terminated or reduced may not be reinstated.

          2.04 Fees.
               ----

          (a)  Facility Fee. The Company shall pay to the Administrative Agent
               ------------
for account of each Bank a facility fee on the daily average amount of such Bank's Commitment (whether used or unused), for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate. Accrued facility fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

          (b)  Utilization Fee. The Company shall pay to the Administrative
               ---------------
Agent for account of each Bank, during any period that the aggregate outstanding principal amount of Loans exceeds 50% of the aggregate amount of the Commitments, a utilization fee on the daily average aggregate outstanding principal amount of such Bank's Loans at a rate per annum equal to 0.025% per annum. Accrued utilization fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date interest on such Bank's Loans are payable.

          2.05 Lending Offices. The Loans of each Type and Currency made by each
               ---------------
Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type and Currency.

          2.06 Several Obligations. The failure of any Bank to make any Loan to
               -------------------
be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, and neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

          2.07 Evidence of Debt.
               ----------------

          (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing, with respect to each Loan made by such Bank to the Company, the amounts of principal of and interest on such Loan payable and paid to such Bank from time to time hereunder.

          (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type and Currency thereof and the Interest

                               Credit Agreement
                               ----------------

Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder for account of the Banks and each Bank's share thereof.

          (c)  The entries made in the accounts maintained pursuant to clause
(a) or (b) of this Section 2.07 shall be prima facie evidence of the existence
                                         ----- -----
and amounts of the obligations recorded therein; provided that the failure of
                                                 --------
any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the principal of, interest on, and other amounts in respect of, Loans in accordance with the terms of this Agreement.

          (d) Any Bank may request that Loans made by it be evidenced by a promissory note of the Company. In such event the Company shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank and in substantially the form of Exhibit E hereto.

          2.08 Optional Prepayments. Subject to Sections 3.02, 4.04 and 5.04
               --------------------
hereof, Loans may be prepaid at any time or from time to time, provided that,
                                                               --------
the Company shall give the Administrative Agent notice of each such prepayment as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).

          2.09 Mandatory Prepayments.
               ---------------------

          (a) Upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below) and on each Quarterly Date, the Administrative Agent shall promptly determine the aggregate outstanding principal amount of all Loans (for which purpose the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent (determined as of the Business Day on which the Administrative Agent shall have received such Currency Valuation Notice prior to 11:00 a.m. New York time (or, if received by the Administrative Agent after such time on any Business Day, as of the next succeeding Business Day) or as of such Quarterly Date, as the case may be, of the amount in the Foreign Currency of such Loan). Upon making such determination, the Administrative Agent shall promptly notify the Banks and the Company thereof.

          (b) If, on the date of such determination the aggregate outstanding principal amount of all Loans exceeds 105% of the aggregate amount of the Commitments as then in effect, the Company shall, if requested by the Majority Banks (through the Administrative Agent), prepay the Loans in an amount so that after giving effect thereto the aggregate

                               Credit Agreement
                               ----------------
outstanding principal amount of the Loans does not exceed the Commitments; provided that, any such payment shall be accompanied by any amounts payable
--------
under Sections 3.02 and 5.04 hereof.

          For purposes of this Section 2.09, "Currency Valuation Notice" shall
                                              -------------------------
mean a ??????????^ Majority Banks to the Administrative Agent stating that such notice is a "Currency Valuation Notice" and requesting that the Administrative Agent determine the aggregate outstanding principal amount of all Loans.

          Anything in this Section ?09^ to the contrary notwithstanding, the Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period.

          2.10  Extension of Commitment Termination Date.
                ----------------------------------------

          (a) The Company may, by notice to the Administrative Agent (which shall promptly notify the Banks) given not less than 50 days, and not more than 60 days prior to the Commitment Termination Date then in effect (the "Existing
                                                                      --------
Commitment Termination Date"), request that the Banks extend the Commitment
---------------------------
Termination Date for an additional 364 days from the Consent Date (as defined below). Each Bank, acting in its sole discretion, shall, by notice to the Company and the Administrative Agent given no later than the date that is 30 days prior to the Existing Commitment Termination Date (herein, the "Consent
                                                                     -------
Date") advise the Company whether or not such Bank agrees to such extension;
----
provided that (i) each Bank that determines not to extend the Commitment
--------
Termination Date (a "Non-Extending Bank") shall notify the Administrative Agent
                     ------------------
(which shall notify the Banks) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Company on or prior to the Consent Date that such Bank agrees to such extension shall be deemed to be a Non-Extending Bank and (ii) the notice that any Bank agrees to such extension given prior to the Consent Date shall be revocable until the close of business in New York on the Consent Date. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

          (b) The Company may, at any time prior to the Existing Commitment Termination Date, replace any Non-Extending Bank, by giving not less than ten Business Days' prior notice to the Administrative Agent (which shall promptly notify such Non-Extending Bank), that it intends to replace such Non-Extending Bank with respect to its rights and obligations (including, without limitation, its Commitments) as a "Bank" under this Agreement (collectively, the "Transferred Interest") with one or more banks or other financial institutions
 --------------------
(including, but not limited to, any other Bank or an affiliate of any Bank) selected by the Company and acceptable to the Administrative Agent in its reasonable determination (each, a "Replacement Bank"). Upon the Existing
                                   ----------------
Commitment Termination Date (and as a

                               Credit Agreement
                               ----------------
condition to the extension thereof), (i) the Company shall pay or cause to be paid to such Non-Extending Bank being replaced an amount equal to all fees and other amounts then owing to such Non-Extending Bank hereunder and under any other document delivered by the Company in connection herewith in respect of the Transferred Interest (all or a portion of which amount may constitute consideration for an assignment by such Non-Extending Bank of all or a portion of the Transferred Interest) and (ii) such Non-Extending Bank shall assign to each Replacement Bank, pursuant to an Assignment and Acceptance substantially in the form of Exhibit D hereto, a portion of the Transferred Interest specified by the Company, whereupon (x) each Replacement Bank shall become a "Bank" for all purposes of this Agreement having the Commitments in the amount of such Non-Extending Bank's Commitments assumed by it and all of the rights and obligations under this Agreement of "Bank(s)" holding the Transferred Interest and (y) such Non-Extending Bank shall cease to be responsible or liable for, and shall cease to be entitled to the rights and benefits of, all or any portion of the Transferred Interest (except to the extent provided in Section 11.07 hereof).

          (c) If (and only if) the sum of the aggregate amount of the Commitments of Banks having agreed so to extend the Existing Commitment Termination Date on or prior to the Existing Commitment Termination Date plus the aggregate amount of the Commitments of the Replacement Banks shall equal or exceed 66-2/3% of the aggregate amount of the Commitments in effect immediately prior to the Existing Commitment Termination Date, then, effective as of the Existing Commitment Termination Date, the Existing Commitment Termination Date shall be extended to the date falling 364 days after the Consent Date (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business Day); provided that the Commitment
                                                    --------
of each Non-Extending Bank shall terminate on the Existing Commitment Termination Date.

          (d) Notwithstanding the foregoing clauses (a) through (c), the extension of the Existing Commitment Termination Date shall not be effective with respect to any Bank unless:

          (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension (the "Request Date"), the
                                                        ------------
     Consent Date and the Existing Commitment Termination Date;

          (ii) each of the representations and warranties made by the Company in
     Section 7 hereof shall be true and complete in all material respects on and as of each of the Request Date, the Consent Date and the Existing Commitment Termination Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and


                               Credit Agreement
                               ----------------

                  (iii) without duplication of the obligation of the Company to make the payments required by clause (b)(i) of this Section 2.10 with respect to any Non-Extending Lender being replaced hereunder, the Company shall pay or cause to paid to each Non-Extending Lender an amount equal to all fees and other amounts then owing to such Non-Extending Lender hereunder.

                  Section 3. Payments of Principal and Interest.

                  3.01 Repayment of Loans. The Company hereby promises to pay to
                       ------------------
the Administrative Agent for account of each Bank the principal of each Loan made by such Bank to the Company, and each Loan shall mature, on the last day of the Interest Period therefor.

                  3.02 Interest. The Company hereby promises to pay to the
                       --------
Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank to the Company for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (a) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time);

                  (b) if such Loan is a Eurocurrency Loan, the Eurocurrency Rate for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) on the last day of the Interest Period therefor and, if such Interest Period is longer than three months (in the case of a Eurocurrency Loan), at three-month intervals following the first day of such Interest Period, and (ii) in the case of any Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

                               Credit Agreement
                               ----------------

                  Section 4. Payments: Pro Rata Treatment: Computations: Etc.
                             ------------------------------------------------

                  4.01 Payments.
                       --------

                  (a) Except to the extent otherwise provided herein, all payments of principal and interest on any Loan and other amounts to be paid by the Company under this Agreement shall be made in the Currency in which such Loan or other amount is denominated, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at the Administrative Agent's Account for the Currency in which such Loan or other amount is denominated, not later than 11:00 a.m. Local Time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day), provided that if a new Loan is to be made by any Bank to the Company on a date
--------
the Company is to repay any principal of an outstanding Loan of such Bank and in the same Currency, such Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Bank to the Administrative Agent as provided in Section
2.02 hereof or paid by the Company to the Administrative Agent pursuant to this
Section 4.01, as the case may be. All amounts owing under this Agreement (including facility fees and utilization fees, but not including principal of, and interest on, Loans denominated in any Foreign Currency) are payable in Dollars. Notwithstanding the foregoing, if the Company shall fall to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Company shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

                  (b) Subject to the proviso to the first sentence of Section
4.0 1(a) above, any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company and the Administrative Agent).

                  (c) The Company shall, at the time of making each payment under this Agreement for account of any Bank, specify to the Administrative Agent (which shall so

                               Credit Agreement
                               ----------------
notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section
4.02 hereof, may determine to be appropriate).

                  (d) Each payment received by the Administrative Agent under this Agreement for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                  (e) If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  4.02 Pro Rata Treatment. Except to the extent otherwise
                       ------------------
provided herein:

                  (a) each borrowing under Section 2.01 hereof shall be made from the Banks pro rata according to their respective Commitments;

                  (b) each payment of facility fee under Section 2.04(a) hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.03 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments;

                  (c) Eurocurrency Loans denominated in the same Currency and having the same Interest Period shall (other than as provided in Section 5.03 hereof) be allocated pro rata among the Banks according to their respective Commitments;

                  (d) each payment or prepayment by the Company of principal of Loans of any Type and denominated in any Currency shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans of such Type and denominated in such Currency held by them; and

                  (e) each payment by the Company of interest and utilization fees on Loans of any Type and denominated in any Currency shall be made for account of the Banks pro rata in accordance with the amounts of interest and utilization fees on Loans of such Type and denominated in such Currency then due and payable to them.

                               Credit Agreement
                               ----------------

             4.03  Computations. Interest on Eurocurrency Loans (other than
                   ------------
Loans in English Pounds Sterling), facility fee and utilization fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Eurocurrency Loans in English Pounds Sterling shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

             4.04 Minimum Amounts. Except for mandatory prepayments made
                  ---------------
pursuant to Section 2.09 hereof, each borrowing and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 or a larger integral multiple of $1,000,000 or, in the case of Eurocurrency Loans denominated in any Agreed Foreign Currency, the Foreign Currency Equivalent thereof (rounded downwards to the nearest 1,000 units of such Foreign Currency). Borrowings or prepayments of Loans of different Types or denominated in different Currencies or, in the case of Eurocurrency Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings and prepayments for purposes of this Section 4.04, one for each Type, Currency or Interest Period. In addition, the aggregate principal amount of Eurocurrency Loans having the same Interest Period shall be in an amount at least equal to $5,000,000 or a larger integral multiple of $1,000,000 or, in the case of Eurocurrency Loans denominated in any Agreed Foreign Currency, the Foreign Currency Equivalent thereof (rounded downwards to the nearest 1,000 units of such Foreign Currency) and, if (i) any Eurocurrency Loans denominated in Dollars would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period and (ii) any Eurocurrency Loans denominated in any Foreign Currency would otherwise be in a lesser principal amount for any period, such Loans shall be unavailable hereunder.

             4.05 Certain Notices. Notices by the Company to the
                  ---------------
Administrative Agent of terminations or reductions of the Commitments, of reductions of borrowings and optional prepayments of Loans, of Types and Currencies of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time (or, in the case of borrowings or prepayment of, or duration of Interest Periods for, Eurocurrency Loans denominated in a Foreign Currency, London time) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing or prepayment or the first day of such Interest Period specified below:

                               Credit Agreement
                               ----------------

                                                                Number of
                                                                Business
                  Notice                                        Days Prior

         Borrowing or prepayment of
         Base Rate Loans                                        same day

         Borrowing or prepayment of,
         or duration of Interest
         Period for, Eurocurrency Loans
         denominated in Dollars                                     3

         Borrowing or prepayment of,
         or duration of Interest
         Period for, Eurocurrency Loans
         denominated in a Foreign
         Currency                                                   5

Each such notice of termination or reduction of the Commitments shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing or optional prepayment shall specify the Loans to be borrowed or prepaid and the amount (subject to Section 4.04 hereof), Type and Currency of each Loan to be borrowed or prepaid, the date of borrowing or optional prepayment (which shall be a Business Day), the Interest Period of the Loans to be borrowed or prepaid. The Administrative Agent shall promptly notify the Banks of the contents of each such notice.

                  4.06 Non-Receipt of Funds by the Administrative Agent. Unless
                       ------------------------------------------------
the Administrative Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by
                             ------------
the Administrative Agent until but not including the date the Administrative Agent recovers such amount at a

                               Credit Agreement
                               ----------------
rate per annum equal to the greater of (a) the Federal Funds Rate for such day and (b) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return
           --------
the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) `shall each be obligated to pay interest on the Required Payment as follows:

                  (i) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay (without duplication) interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of such Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment; and

                  (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay (without duplication) interest in respect of the Required Payment at the rate applicable to such Loan pursuant to Section 3.02 hereof, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

                  4.07  Sharing of Payments. Etc.
                        ------------------------

                  (a) The Company agrees that, in addition to (and without limitation of) my right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option (to the fullest extent permitted by law), to set-off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of the Company at any of such Bank's offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Bank's failure to give such
                              --------
notice shall not affect the validity thereof.


                               Credit  Agreement
                               -----------------

          (b) If any Bank shall obtain from the Company payment of any principal of or interest on any Loan and denominated in any Currency owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans denominated in such Currency (the "Applicable Loans") or such other amounts then due hereunder by the Company to such Bank than the percentage received by any other Bank to which principal of or interest on the Applicable Loans or such other amounts is then due hereunder by the Company, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Applicable Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all such Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Applicable Loans or such other amounts, respectively, owing to each of such Banks. To such end all such Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation (or direct interest).

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                               Credit Agreement
                               ----------------

                  Section 5. Yield Protection Etc.
                             ----------------------

                  5.01   Additional Costs.
                         ----------------

                  (a) The Company shall pay (but without duplication, including by reason of Section 5.05(a) hereof) directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs incurred by such Bank that such Bank reasonably determines are attributable to its making or maintaining of any Eurocurrency Loans to the Company or its obligation to make any Eurocurrency Loans to the Company hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation resulting from any Regulatory Change that:

                  (i) shall subject such Bank (or its Applicable Lending
         Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or changes the basis of taxation of any amounts payable to such Bank under this Agreement in respect of any of such Loans (excluding changes in the rate of tax on the net income of such Bank or of such Applicable Lending Office by any jurisdiction in which such Bank is organized or has its principal office or in which such Applicable Lending Office is located or carrying on business); or

                  (ii) imposes or increases any reserve, special deposit or similar requirements (other than the reserve requirement utilized in the determination of the Eurocurrency Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurocurrency Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or

                  (iii) imposes any other material condition affecting this Agreement (or any of such extensions of credit or liabilities) or its Commitment

(such increases in costs and reductions in amounts receivable being herein called "Additional Costs").
        ----------------

If any Bank requests compensation from any Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make Eurocurrency Loans to such Company until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.03 hereof shall be applicable), provided that such suspension shall not affect the right
                      --------
of such Bank to receive the compensation so requested.

                               Credit Agreement
                               ----------------

                  (b) Without limiting the effect of the provisions of paragraph
(a) of this Section 5.01, in the event that, by reason of any Regulatory Change. any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurocurrency Loans denominated in any Currency as determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurocurrency Loans denominated in such Currency or
(ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Bank to make Eurocurrency Loans in such Currency hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.03 hereof shall be applicable).

                  (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it reasonably determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company) of capital in respect of its Commitment or Loans pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Bade Accord (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for rich law, regulation, interpretation, directive or request).

                  (d) Each Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or
(c) of this Section 5.01 as promptly as practicable, but in any event within 90 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 90 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such

                               Credit Agreement
                               ----------------
event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under paragraph
(a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive absent manifest error, so long as such determinations and allocations are made on a reasonable basis.

                  5.02 Limitation on Types and Currencies of Loans. Anything
                       -------------------------------------------
herein to the contrary notwithstanding, if, on or prior to the determination of any Eurocurrency Base Rate for any Interest Period pursuant to clause (b) of the definition of "Eurocurrency Base Rate" in Section 1.01 hereof:

                  (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in clause (b) of the definition of "Eurocurrency Base Rate" in Section 1.01 hereof are not being provided by the Reference Bank in the relevant amounts or Currencies or for the relevant maturities for purposes of determining rates of interest for Eurocurrency Loans referred to in said clause (b) as provided herein; or

                  (b) the Majority Banks determine, which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in clause (b) of the definition of "Eurocurrency Base Rate" in Section
         1.01 hereof upon the basis of which the rate of interest for Eurocurrency Loans denominated in any Currency for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining Eurocurrency Loans denominated in such Currency for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurocurrency Loans denominated in such Currency.

                  5.03 Treatment of Affected Loans. If the obligation of any
                       ---------------------------
Bank to make Eurocurrency Loans denominated in Dollars shall be suspended pursuant to Section 5.01 hereof, then, unless and until such Bank gives notice as provided below that the circumstances

                               Credit Agreement
                               ----------------
specified in Section 5.01 hereof that gave rise to such suspension no longer exist, all Loans that would otherwise be made by such Bank as Eurocurrency Loans denominated in Dollars shall be made instead as Base Rate Loans. If the obligation of any Bank to make Eurocurrency Loans denominated in any Agreed Foreign Currency to the Company shall be suspended pursuant to Section 5.01 hereof, then, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 hereof that gave rise to such suspension no longer exist, all Loans that would otherwise be made by such Bank to the Company as Eurocurrency Loans denominated in such Agreed Foreign Currency shall, except as provided in the immediately preceding sentence, be made instead as Eurocurrency Loans denominated in Dollars.

          5.04  Compensation. The Company shall pay to the Administrative Agent
                ------------
for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank reasonably determines is attributable to:

          (a) any payment or mandatory or optional prepayment, of a Eurocurrency Loan to such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurocurrency Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or not borrowed for the period ("Relevant Period") from the date of such payment,
                              ---------------
prepayment or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate equal to the arithmetic mean, as reasonably determined by such Bank, of the respective rates per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) of the bid rates for deposits in the Currency in which such Loan is denominated for the period approximately equal to the Relevant Period appearing on the Screen or other publicly available source (as described in the definition of the term "Eurocurrency Base Raze" in Section
1.01 hereof); provided that if
              --------

                               Credit Agreement
                               ----------------
the Screen is not publicly available, then the provisions of paragraph (b) of the definition of the term "Eurocurrency Base Rate" in Section 1.01 hereof shall apply herein mutatis mutandis.

          5.05 Taxes.
               -----

          (a) The Company agrees to pay to each Bank such additional amounts as are necessary in order that the net payment of any amount due to such Bank hereunder, after deduction for or withholding in respect of any Taxes imposed with respect to such payment (or in lieu thereof, payment of such Taxes by such
Bank), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts
         --------
shall not apply:

          (i) to any payment to any Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, entitled to a complete (or, in the case of an assignee or participant pursuant to paragraph (b) or (e) of Section 11.06 hereof, at least to the extent of the assignor or applicable Bank at the time of such assignment or participation) exemption from withholding or deduction by the Company of Taxes on all amounts to be received by such Bank hereunder in respect of the Loans made by such Bank to the Company, or

          (ii) to any Taxes required to be deducted or withheld solely by reason of the failure by such Bank, after being requested by the Company, to comply with applicable certification, information, documentation or other reporting requirements specifically identified by the Company in such request concerning the nationality, residence, identity or connections with any Company Jurisdiction if such compliance is required by treaty, statute or regulation as a precondition to relief or exemption from such Taxes.

For the purposes of this Section 5.05(a), "Taxes" shall mean with respect to the
                                           -----
Company all present or future income, franchise and other taxes and levies, imposts, deductions, charges, and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any Governmental Authority of any Company Jurisdiction on or in respect of payments of principal, interest, fees or other amounts payable under this Agreement, or any promissory notes evidencing the Loans made hereunder, including (without limitation) payments under this Section 5.05(a); provided however, that Taxes shall not include (x) income or franchise
         -------- -------
taxes imposed on or measured by the net income or capital of a Bank (or its Applicable Lending Office) by any Company Jurisdiction as a result of (i) such Bank being organized under the laws of such Company Jurisdiction, (ii) such Bank having its chief executive office in such Company Jurisdiction or (iii) its Applicable Lending Office being located or carrying on business in

                               Credit Agreement
                               ----------------
such Company Jurisdiction, (y) interest, penalties or additions to tax not attributable to any act, failure to act or misrepresentation of the Company (other than any act or failure to act permitted or contemplated hereunder) and
(z) any tax other than a withholding tax unless the Bank's interest in the Loan became subject thereto solely by reason of such Bank's participation in the transactions contemplated hereby.

          (b) Within 30 days after paying any amount to the Administrative Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such Bank evidence satisfactory to such Bank of such deduction, withholding or payment (as the case may be).

          5.06 Replacement of Banks. If any Bank requests compensation
               --------------------
pursuant to Section 5.01 or 5.05 hereof, or any Bank's obligation to make Loans of any Type or denominated in any Currency shall be suspended pursuant to
Section 5.01 hereof (any such Bank requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Bank"), the Company, upon three Business Days' notice to the Administrative Agent, may require that such Requesting Bank transfer all of its right, title and interest under this Agreement to any bank or other financial institution identified by the Company that is satisfactory to the Administrative Agent in its reasonable determination (a) if such bank or other financial institution (a "Proposed, Bank") agrees to assume all of the obligations of such Requesting Bank hereunder, and to purchase all of such Requesting Bank's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Bank's Loans, together with interest thereon to the date of such purchase and (b) if such Requesting Bank has requested compensation pursuant to
Section 5.01 or 5.05 hereof, such Proposed Bank's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.05 with respect to such Requesting Bank's Loans is lower than that of the Requesting Bank. Subject to the provisions of Section 11.06(b) hereof, such Proposed Bank shall be a "Bank' for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder the agreements of the Company contained in Sections 5.01, 5.05 and 11.03 (without duplication of any payments made to such Requesting Bank by the Company or the Proposed Bank) shall survive for the benefit of such Requesting Bank under this Section 5.06 with respect to the time prior to such replacement.

          Section 6. Conditions Precedent
                     --------------------

          6.01 Initial Loan.  The obligation of any Bank to make its
               ------------
initial Loan hereunder is subject to the condition precedent that the Administrative Agent shall have received the following documents (with sufficient copies for each Bank), each of which shall

                               Credit Agreement
                               ----------------
be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) form and substance:

         (a) Corporate Documents. Certified copies of the organizational
             -------------------
     documents of the Company and of all corporate authority for the Company (including, without limitation, board of director resolutions and evidence of the incumbency and specimen signature of officers) with respect to the execution, delivery and performance to this Agreement and each other document to be delivered by the Company from time to time in connection herewith and with the Loans hereunder (and each of the Administrative Agent and each Bank may conclusively rely on such certificate of incumbency until it receives notice in writing from the Company to the contrary).

          (b) Opinions of Counsel to the Company. An opinion, dated the date
              ----------------------------------
     hereof, of (i) Conyers, Dill & Pearman, Cayman Islands counsel to the Company, substantially in the form of Exhibit A-1 hereto and covering such other matters as the Administrative Agent or any Bank may reasonably request, (ii) Conyers, Dill & Pearman, Bermuda counsel to the Company, substantially in the form of Exhibit A-2 hereto and covering such other matters as the Administrative Agent or any Bank may reasonably request and
     (iii) Cahill Gordon & Reindel, special New York counsel to the Company, substantially in the form of Exhibit A-3 hereto and covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Company hereby instructs each such counsel to deliver such opinions to the Banks and the Administrative Agent).

         (c) Opinion of Special New York Counsel to Chase. An opinion, dated the
              -------------------------------------------
     date hereof, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit B hereto (and Chase hereby instructs such counsel to deliver such opinion to the Banks).

          (d) Other Documents. Such other documents as the Administrative Agent
              ---------------
     or any Bank or special New York counsel to Chase may reasonably request.

The obligation of any Bank to make its initial extension of credit hereunder is also subject to the payment or delivery by the Company of such fees as the Company shall have agreed to pay or deliver to any Bank or an affiliate thereof or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and each other document to be delivered by the Company and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

                               Credit Agreement
                               ----------------

          6.02 Initial and Subsequent Loans. The obligation of any Bank to make
               ----------------------------
any Loan hereunder (including such Bank's initial Loan) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

          (a) if such borrowing will increase the Dollar Equivalent of the aggregate outstanding principal amount of the Loans of the Banks hereunder, no Default shall have occurred and be continuing; and

          (b) if such borrowing will increase the Dollar Equivalent of the aggregate outstanding principal amount of the Loans of the Banks hereunder, the representations and warranties made by the Company in Section 7 hereof (other than the last sentence of Section 7.02 (a) hereof) shall be true and complete in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and as of the date of such borrowing).

          Section 7. Representations and Warranties. The Company represents and
                     ------------------------------
warrants to the Administrative Agent and the Banks that:

          7.01 Corporate Existence. Each of the Company and its Material
               -------------------
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have (either individually or in the aggregate) a Material Adverse Effect.

          7.02  Financial Condition.
                -------------------

          (a) The Company has heretofore furnished to each of the Banks a the consolidated balance sheet of the Company and its Subsidiaries as at October 31, 1996 and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG Peat Marwick and (b)the unaudized consolidated balance sheet of the Company and its

                               Credit Agreement
                               ----------------

Subsidiaries as at April 30, 1997 and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for the three-month period ended on said date. All such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at said dates and the results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at April 30, 1997 to normal year-end audit adjustments), all in conformity with generally accepted accounting principles in the United States of America. None of the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements (or in the notes thereto) as at said dates. Since October 31, 1996, there has been no material adverse change in the consolidated business, operations or financial condition of the Company and its Subsidiaries taken as a whole from that set forth in said financial statements as at said dates.

          (b) The Company has heretofore furnished to each of the Banks the annual and quarterly Statutory Statements of each of its Material Insurance Subsidiaries for the fiscal year ended October 31, 1996 and for the quarterly fiscal period ended April 30, 1997 as filed with the Applicable Insurance Regulatory Authority. All such Statutory Statements present fairly, in all material respects, the financial condition of each Insurance Subsidiary, respectively, as at the respective dates thereof and its results of operations through fiscal year ended on October 31, 1996 and the quarterly fiscal period ended April 30, 1997, in accordance with statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority.

          7.03 Litigation. There are no legal or arbitral proceedings,
               ----------
or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

          7.04 No Breach. None of the execution and delivery of this Agreement
               ---------
and each other document to be delivered by the Company from time to time in connection herewith and with the Loans hereunder, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent (other than action by the board of directors of the Company that has already been taken) under, (a) the charter or by-laws of the Company, (b) any applicable law or regulation, (c) any agreement or instrument to which the Company or any of its Material Subsidiaries is a party, or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument or (d) any judgment, order, injunction or decree of any

                               Credit Agreement
                               ----------------

Governmental Authority by which the Company or any of its Material Subsidiaries or any of their Property is bound or to which any of them is subject.

          7.05 Action. The Company has all necessary corporate power, authority
               ------
and legal right to execute, deliver and perform its obligations under this Agreement and each other document to be delivered by the Company from time to time in connection herewith and with the Loans hereunder, the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on its part: and this Agreement has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable under the law of the State of New York against the Company in accordance with its terms, except as such enforceability may be limited (a) by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights or (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

          7.06 Approvals. No authorizations, approvals or consents of, and no
               ---------
filings or registrations with any Governmental Authority are necessary for the execution, delivery or performance by the Company of this Agreement or for the legality, validity or enforceability hereof.

          7.07 Use of Credit. No part of the proceeds of the Loans hereunder
               -------------
will be used to buy or carry any Margin Stock.

          7.08 ERISA. Neither the Company nor any of its Subsidiaries
               -----
maintains, or has incurred any material obligation in connection with, an ERISA Plan. Neither the Company nor any of its Subsidiaries is, or has been within the preceding five years, an ERISA Affiliate of any Person. All contributions required to be made by the Company or any of its Subsidiaries with respect to a Foreign Benefit Plan have been timely made. Each Foreign Benefit Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with applicable Governmental Authorities. Neither the Company nor any of its Subsidiaries has incurred any material obligation in connection with the termination, withdrawal from, or payment of benefits under any Foreign Benefit Plan.

          7.09 Taxes. The Company and its Subsidiaries have filed all income tax
               -----
returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except for any such tax being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. The charges, accruals

                               Credit Agreement
                               ----------------
and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

          7.10 Investment Company Act. Neither the Company nor any of its
               ----------------------
Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11 Public Utility Holding Company Act. Neither the Company
               ----------------------------------
nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12 Environmental Matters. Each of the Company and its Material
               ---------------------
Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws from time to time in effect to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect.

          7.13  Subsidiaries, Etc.
                ------------------

          (a) Set forth in Schedule I hereto is a complete and correct list, as of the date of this Agreement, of all of the Material Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule I hereto, as of the date of this Agreement (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule I hereto,
(y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and
(z) there are no outstanding Equity Rights with respect to such Person.

          (b) None of the Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the declaration or payment of dividends, or the making of loans, advances or investments.

          7.14 Stamp Taxes. To ensure the legality, validity, enforceability or
               -----------
admissibility in evidence of this Agreement or any promissory notes evidencing Loans made

                               Credit Agreement
                               ----------------

(or to be made), it is not necessary that this Agreement or such promissory notes or any other document be filed or recorded with any Governmental Authority or that any stamp or similar tax be paid on or in respect of this Agreement or such promissory notes, or any other document other than such filings and recordations that have already been made and such stamp or similar taxes that have already been paid.

          7.15 Legal Form. Each of this Agreement and any promissory notes
               ----------
evidencing Loans made (or to be made) is in proper legal form under the laws of any Company Jurisdiction for the admissibility thereof in the courts of such Company Jurisdiction.

          7.16 True and Complete Disclosure. The information reports,
               ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole do not contain any statement of material fact that is materially untrue or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not materially misleading.

          7.17 Withholding of Taxes. As of the date of this Agreement, the
               --------------------
payments of the principal of and interest of the Loans, the fees under Section
2.04 hereof and all other amounts payable hereunder will not be subject, by withholding or deduction, to any Taxes imposed by any Company Jurisdiction.

          Section 8. Covenants of the Comnany. The Company covenants and
                     ------------------------
agrees with the Banks and the Administrative Agent that, so long as any Commitment is outstanding and until payment in full of all of the principal of and interest on each Loan and all fees payable under Section 2.04 hereof:

          8.01  Financial Statements, Etc. The Company shall deliver to each
                -------------------------
of the Banks:

          (a) as soon as available and in any event within 50 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of operations and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period (except, in the case of the balance sheet, to the last day of) in the preceding fiscal year (it being understood that delivery to the Banks of the Company's Report on Form l0-Q filed with the SEC shall satisfy the financial statement delivery requirements of this Section 8.01(a) so long as the financial information

                               Credit Agreement
                               ----------------
required to be contained in such Report is substantially the same as the financial information required under this Section 8.01(a)), accompanied by an Officer's Certificate, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles (except for the absence of footnotes), consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 95 days after the end of each fiscal year of the Company, consolidated statements of operations us and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year (it being understood that delivery to the Banks of the Company's Report on Form 10-K filed with the SEC shall satisfy the financial statement delivery requirements of this
Section 8.01(b) so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this Section 8.01(b)), and accompanied by a report thereon of KPMG Peat Marwick or any other independent certified public accountants of recognized national standing, which report shall state (without a "going concern" or like qualification or exception and without qualification or exception as to the scope of its audit) that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles in the United States of America, and a certificate of such accountants addressed to the Banks stating that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Company had failed to comply with any of its obligations under Sections 8.04 to 8.07 (inclusive) or that any Default specified in paragraph (b) or (e) through (i), inclusive, of Section 9 hereof had occurred, except as specifically stated (which certificate may be limited to the extent required by accounting rules and guidelines);

          (c) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within 55 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company the quarterly Statutory Statement of each Material Insurance Subsidiary for such fiscal period, together with a certificate of a senior financial officer of the Company or of such Subsidiary stating that such Statutory Statement fairly presents, in all Material respects, the financial condition of each Material Insurance Subsidiary, respectively, for such quarterly fiscal period in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority.

                               Credit Agreement
                               ----------------

          (d) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within 55 days after the end of each fiscal year of the Company the annual Statutory Statement of each Material Insurance Subsidiary for such year, together with an Officer's Certificate stating that such annual Statutory Statement fairly presents, in all material respects, the financial condition of each Material Insurance Subsidiary, respectively, for such fiscal year in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority.

          (e) promptly upon their becoming available, copies of all registration statements (other than those on Form S-8) and regular periodic reports, if any, which the Company shall have filed with the SEC or any national securities exchange;

          (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly after the Company knows that any Default has occurred and is continuing, a notice of such Default specifying that such notice is a "Notice of Default" and describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

          (h) the Company will promptly give to each Bank notice of any legal or arbitral proceedings, or any proceedings before any Governmental Authority, pending or (to the knowledge of the Company) threatened, against the Company or any of its Subsidiaries that, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and

          (i) from time to time such other information regarding the financial condition, operations or business of the Company or any of its Subsidiaries as the Administrative Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, an Officer's Certificate (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.05(g), 8.05(h) and 8.06 hereof as of the end of the respective quarterly fiscal period or fiscal year.

                               Credit Agreement
                               ----------------

          8.02 Existence. Etc. The Company will, and will cause each of its
               ---------------
Material Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                                  --------
Section 8.02 shall prohibit any transaction permitted under Section 8.04 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements is reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which, in the opinion of the Company, adequate reserves are being maintained in accordance with GAAP;

          (d) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied;

          (e) maintain all of its material Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and

          (f) permit representatives of any Bank of the Administrative Agent during normal business hours to examine or inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank of the Administrative Agent (as the case may be).

          8.03 Insurance. The Company will, and will cause each of its Material
               ---------
Subsidiaries to, (a) maintain fidelity and liability insurance with financially sound and reputable insurance companies (or through self-insurance programs so long as such self-insurance is administered in accordance with sound business practices), and with respect to risks of a character (other than insurance written or reinsurance assumed by the Company or its Subsidiaries) usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations and carry such other insurance as is usually carried by such corporations and (b) furnish to the Administrative Agent, upon written request, full information as to such insurance carried.

                               Credit Agreement
                               ----------------

          8.04   Prohibition of Fundamental Changes. The Company will not. nor
                 ----------------------------------
will it permit any of its Material Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          The Company will not, nor will it permit any of its Material Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of any capital stock of any of its Material Insurance Subsidiaries, whether now owned or hereafter acquired, unless, after giving effect to such Disposition, at least 95% of the capital stock of such Material Insurance Subsidiary is directly or indirectly owned and controlled by the Company.

          Notwithstanding the foregoing provisions of this Section 8.04:

         (a) any Material Subsidiary may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other Subsidiary of the Company; provided that (x)
                                                              --------
     if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation, and

         (b) the Company or any Material Subsidiary may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is, after giving effect to such merger or consolidation, a Wholly-Owned Subsidiary of the Company and (ii) after giving effect thereto no Default would exist hereunder.

          8.05  Limitation on Liens.
                -------------------
          The Company will not, nor will it permit Mid Ocean Reinsurance, any Affiliate or Subsidiary of the Company having direct or indirect ownership of Mid Ocean Reinsurance or any Subsidiary of Mid Ocean Reinsurance to, create, incur, assume or suffer to exist any Lien upon any of their respective Properties, whether now owned or hereafter acquired, except:

         (a) Liens in existence on the date hereof and listed on Schedule III hereto;

         (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings, unless the amount thereof is material with respect to it or its financial condition, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

                               Credit Agreement
                               ----------------

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

          (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company;

          (g) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company, each of which Liens either existed on such Property before the time of its acquisition and was not created in anticipation thereof or was created solely for the purpose of securing Indebtedness incurred to finance, refinance, or refund the cost (including the cost of construction) of such Property; provided that (i) no
                                                            --------
such Lien shall extend to or cover any Property of the Company other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall not exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

          (h) Liens to secure reimbursement obligations of Mid Ocean
Reinsurance or any such Subsidiary or Affiliate of the Company or any Subsidiary of Mid Ocean Reinsurance in respect of letters of credit caused to be issued in the ordinary course of business;

          (i) additional Liens created after the date hereof so long as the Indebtedness secured thereby and incurred after the date hereof does not exceed S5,000,000 in the aggregate at any one time outstanding; and

          (j) any extension, renewal or replacement of the foregoing; provided
                                                                      --------
that the Liens permitted by this paragraph shall not extend to or cover any additional Indebtedness or Property (other than a substitution of like Property).

Notwithstanding anything contained herein to the contrary the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of the capital stock of Mid Ocean Reinsurance or any Subsidiary of Mid Ocean Reinsurance.

          8.06 Certain Financial Covenants.
               ---------------------------

          (a) Tangible Net Worth. The Company will not, at any time, permit
              ------------------
     Tangible Net Worth to be less than $800,000,000.

          (b) Total Debt to Total Capital. The Company shall, at all times,
              ---------------------------
     maintain a ratio of Total Debt to Total Capital of not more than 0.30 to 1.

          8.07 Ratings. The Company will not allow the Standard and Poor's
               -------
Rating or the Best Rating to be less than A.

          8.08 Use of Proceeds. The Company will use the proceeds of the
               ---------------
Loans hereunder for general corporate purposes (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); provided that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

          8.09 Transactions with Affiliates. The Company will not, and
               ----------------------------
will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates, except at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

          8.10 Compliance with Laws. The Company will, and will cause each of
               --------------------
Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          8.11 Payment of Obligations. The Company will, and will cause each of
               ----------------------
its Subsidiaries to, pay its obligations that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount

                               Credit Agreement
                               ----------------
thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect

          8.12 Indebtedness. The Company will not permit Mid Ocean Reinsurance,
               ------------
any Affiliate or Subsidiary of the Company having direct or indirect ownership of Mid Ocean Reinsurance or any Subsidiary of Mid Ocean Reinsurance to, create, incur or suffer to exist any Debt or any Guarantee of Indebtedness of any other Person, except for Debt or Guarantees of Indebtedness outstanding on the date hereof and listed in Schedule IV hereto.

          8.13 Capital and Surplus of Mid Ocean Reinsurance. The Company will
               --------------------------------------------
not permit the Capital and Surplus of Mid Ocean Reinsurance to be less than $800,000,000 at any time.

          Section 9. Events of Default. If one or more of the following events
                     -----------------
(herein called "Events of Default") shall occur and be continuing:

          (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory or optional prepayment or otherwise); or (ii) default in the payment of any interest on any Loan or any facility fee or utilization fee payable under Section
      2.04 hereof and such default shall continue unremedied for two or more Business Days or (iii) default in the payment of any other amount payable by it hereunder when due and such default shall have continued unremedied for five or more days; or

          (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any Indebtedness aggregating $5,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or any Obligor shall default in the payment when due of any amount in excess of $5,000,000 under any Derivative Transaction; or any event specified in any Derivative Transaction to which any Obligor is a party shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to

                               Credit Agreement
                               ----------------
     permit, termination or liquidation payment or payments in excess of $5,000,000 to become due; or

         (c) Any representation, warranty or certification made or deemed made herein or in any other document to be delivered by the Company in connection herewith and with the Loans hereunder (or in any modification or supplement hereto or thereto) by the Company, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or deemed made or furnished in any material respect; or

         (d) The Company shall default in the performance of its obligations under Sections 8.01(g), 8.04 through 8.07, 8.12, or 8.13 hereof (inclusive); or the Company shall default in the performance of any of its other obligations in this Agreement or in any other document to be delivered by the Company in connection herewith and with the Loans hereunder and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent); or

         (e) The Company or any of its Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

         (f) The Company or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) file, or consent by answer or otherwise fail to controvert in a timely and appropriate manner the filing against it of, a petition seeking relief or to take advantage of any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts or (iv) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Material Subsidiaries, in any court or governmental regulatory authority of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall

                               Credit Agreement
                               ----------------
     continue undismissed for a period of 60 or more days, or an order, judgment or decree approving or ordering any of the foregoing shall be entered: or

          (h) A judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed. appeal therefrom and cause the execution thereof to be stayed during such appeal: or

          (i)  A Change of Control shall occur;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company (A) the Administrative Agent may and, upon request of the Majority Banks, shall, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent may and, upon request of Banks holding more than 50% of the aggregate unpaid principal amount of the Loans, shall, by notice to the Company declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder (including, without limitation, any amounts payable under Section 5.04 hereof) shall automatically become immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          Section 10. The Administrative Agent
                      ------------------------

          10.01 Appointment; Powers and Immunities. Each Bank hereby appoints
                ----------------------------------
and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent

                               Credit Agreement
                               ----------------

(which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank;

          (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or for any failure by the Company to perform any of its obligations hereunder or thereunder;

          (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any promissory note evidencing any Loans hereunder as the holder thereof for all purposes hereof unless and until an Assignment and Acceptance relating to such Loans shall have been filed with the Administrative Agent, together with the consent of the Company thereto (to the extent provided in Section 11.06(b) hereof).

          10.02 Reliance by Administrative Agent. The Administrative Agent shall
                --------------------------------
be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks (or, if so provided in Section 11.04 hereof, all of the Banks), and such instructions of the

                               Credit Agreement
                               ----------------

Majority Banks (or all of the Banks, as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          10.03 Defaults. The Administrative Agent shall not be deemed to have
                --------
knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Sections 10.01 and 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have
       --------
received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

          10.04 Rights as a Bank. With respect to its Commitment and the Loans
                ----------------
made by IT, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent)-and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any other successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.05 Indemnification. The Banks agree to indemnify the Administrative
                ---------------
Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Company is obligated to pay under
Section 11.03 hereof but excluding (i) normal

                               Credit Agreement
                               ----------------
administrative costs and expenses incident to the performance of its agency duties hereunder and (ii) the costs and expenses of the Administrative Agent in connection with the negotiation and preparation of this Agreement) or the enforcement of any of the terms hereof or of any such other documents, provided
                                                                       --------
that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank
                ----------------------------------------------------
agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, operations, business, Properties, liabilities or prospects of the Company or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Administrative Agent or any of its Affiliates.

          10.07 Failure to Act. Except for action expressly required of the
                --------------
Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.


     10.08 Resignation of Administrative Agent. Subject to the appointment
           -----------------------------------
and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Majority Banks shall have the right (with, so long as no Default shall have occurred and be continuing, the consent of the Company, which consent shall not be unreasonably withheld or delayed) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation of the retiring Administrative Agent, then the retiring

                               Credit Agreement
                               ----------------

Administrative Agent may, on behalf of the Banks, (with, so long as no Default shall have occurred and be continuing, the consent of the Company, which consent shall not be unreasonably withheld or delayed) appoint a successor Administrative Agent, that shall be a Bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                  Section 11. Miscellaneous.
                              -------------

                  11.01 Waiver. No failure on the part of the Administrative
                        ------
Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  11.02 Notices. All notices, requests and other communications
                        -------
provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) to the intended recipient at (a) if to any Company or the Administrative Agent, the "Address for Notices" specified below its name on the signature pages hereof or (b) if to any Bank, the address (or telecopy number) set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  11.03 Expenses, Etc. The Company agrees to pay or reimburse
                        -------------
each of the Banks and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Banks and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any


                               Credit Agreement
                               ----------------
enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary, recording or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein.

                  The Company hereby agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (without duplication of anything covered by Section 5 hereof) incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  11.04 Amendments, Etc. Except as otherwise expressly provided
                        ---------------
in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that (a) no such modification, supplement or waiver shall: (i) increase, or (except as provided in Section 2.10 hereof) extend the term of the Commitment of any Bank, or extend the time or waive any requirement for the reduction or termination of such Commitment, without the written consent of such Bank; (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, without the written consent of each Bank affected thereby; (iii) reduce the amount of any such payment of principal, without the written consent of each Bank affected thereby; (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, without the written consent of each Bank affected thereby; (v) alter the rights or obligations of the Company to prepay Loans, without the written consent of each Bank affected thereby; (vi) alter the terms of Sections 4.02 or 4.07(b) hereof or this Section 11.04, without the written consent of each Bank; or (vii) modify the definition of the terms "Agreed Foreign

                               Credit Agreement
                               ----------------

Currency" or "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, without the written consent of each Bank; and (b) any modification of any of the rights or obligations of the Administrative Agent hereunder shall require the consent of the Administrative Agent.
                  11.05 Successors and Assigns. This Agreement shall be binding
                        ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.06 Assignments and Participations.
                        ------------------------------

                  (a) The Company may not assign any of its rights or obligations hereunder without the prior consent of all of the Banks and the Administrative Agent.

                  (b) Any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) subject to the following: (i) except in the case of an assignment to a Bank or an affiliate of a Bank, each of the Company and the Administrative Agent shall have given their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Bank or an affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's Commitment, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,000, and (v) the assignee, if it shall not be a Bank, shall (x) be entitled to an exemption from withholding or deduction by the Company of Taxes on all amounts to be received by it hereunder at least the same extent as the assignor and (y) deliver to the Administrative Agent an Administrative Questionnaire; provided further that any
                                                      ----------------
consent of the Company otherwise required under this Section shall not be required if an Event of Default under paragraph (f) or (g) of Section 9 has occurred and is continuing with respect to the Company. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank's rights


                               Credit Agreement
                               ----------------
and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 5.01, 5.04, 5.05 and 11.03). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive, and the Company and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Bank may, without the consent of the Company, sell participations to one or more banks or other entities (a "Participant") in all
                                                          -----------
or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Bank's obligations under this Agreement shall remain
--------
unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that
                   --------
such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 11.04 that affects such Participant Subject TO paragraph (f) of this Section, the Company agrees that each Participant shall be entitled to the

                               Credit Agreement
                               ----------------
benefits of Sections 5.01, 5.04 and 5.05 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.07(a) as though it were a Bank, provided that any exercise by any Participant of any such benefits shall constitute the agreement of such Participant to be subject to Section 4.07(b) as though it were a Bank.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.05 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant shall not be entitled to the benefits of Section 5.05 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to bound by Section 5.05 as though it were a Bank.

                  (g) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to the Company, the Administrative Agent or any other Bank and without payment of any fee) pledge or grant a security interest in all or any portion of its Loans to secure any obligations of such Bank (including, without limitation, to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank). No such assignment shall release the assigning Bank from its obligations hereunder.

                  (h) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

                  (i) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to the Company or any Affiliate or Subsidiary of the Company without the prior consent of each Bank.

                  11.07 Survival. The obligations of the Company to any Bank
                        --------
under Sections 5.01, 5.04, 5.05, and 11.03 hereof, and the obligations of any Bank under Sections 10.05 and 11.12 hereof, shall survive the repayment of the Loans made by such Bank and the termination of the Commitment of such Bank (including, with respect to any Bank that does not agree to the extension of the Commitment Termination Date in accordance with Section 2.10 hereof, the repayment of the Loans made by such Bank and the termination of the Commitment of such Bank on the applicable Existing Commitment Termination Date before giving effect to such extension) and, in the case of any Bank that may assign any interest in its Commitment or Loans hereunder, shall survive the making of such assignment,

                               Credit Agreement
                               ----------------
notwithstanding that such assigning Bank may cease to be a "Bank" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default that (i) may arise by reason of such representation or warranty proving to have been false or misleading or (ii) exists at the time such Loan was made, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading, or that such Default was existing, at the time such Loan was made.

                  11.08 Captions. The table of contents and captions and section
                        --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  11.09 Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  11.10 Governing Law: Submission to Jurisdiction. This
                        -----------------------------------------
Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County (and any appellate court from any thereof) for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably agrees and consents that service of process in any such legal proceeding in any such court may be made on the Company by the mailing thereof by registered mail postage prepaid, or by transmitting the same by telecopier, to the Company in the manner specified in Section 11.02 hereof, and any such service shall be deemed good and effective when transmitted by telecopier or, in the case of mail, upon receipt; provided that nothing herein will affect the right of any Bank or the Administrative Agent to serve process in any other manner permitted by law.

                  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its Property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

                               Credit Agreement
                               ----------------

                  11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE
                        --------------------
ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  11.12 Confidentiality. Each of the Banks and the
                        ---------------
Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives' to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Banks or the Administrative Agent; provided that nothing herein shall limit the disclosure of
                      --------
any such non-public information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Bank (or to Chase Securities Inc.), (v) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party, (vi) to a subsidiary or Affiliate of such Bank as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit C hereto; and provided, further, that in no event shall any Bank or the
              --------
Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit C hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 11.06 hereof.

                  11.13 Judgment Currency. This is an international loan
                        -----------------
transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the "Specified Currency") and any payment in New York County or
                      ------------------
the country of the Specified Currency, as the case may be (the "Specified
                                                                ---------
Place"), is of the essence, and the Specified Currency shall be the currency of
-----
account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Company under this Agreement shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange
                                     ---------------
which

                               Credit Agreement
                               ----------------
shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Company in respect of any such sum due from it to the Administrative Agent or any Bank hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Bank, as the case may be, of any sum adjudged to be due hereunder in the Second Currency to the Administrative Agent or such Bank, as the case may be, the Administrative Agent or such Bank, as the case may be, may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Company hereby, as a separate obligation and notwithstanding any such judgment. agrees to indemnify the Administrative Agent or such Bank, as the case may be, against, and to pay the Administrative Agent or such Bank, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Administrative Agent or such Bank, as the case may be, in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

                  11.14 European Monetary Union. (a) If, as a result of the
                        -----------------------
implementation of European monetary union, (i) any European Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency (the Euro"), or (ii) any European Currency and the Euro are at
                     ----
the same time recognized by any Governmental Authority of the nation issuing such European Currency as lawful currency of such nation and the Administrative Agent or the Majority Banks shall so request in a notice delivered to the Company, then any amount payable hereunder by any party hereto in such European Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such European Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any European Currency will, except as otherwise provided herein, continue to be payable only in that Currency.

                  (b) The Company agrees, at the request of any Bank, to compensate such Bank for any loss, cost, expense or reduction in return that such Bank shall reasonable determine shall be incurred or sustained by such Bank as a result of the implementation of European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of a Bank setting forth such Bank's determination of the amount or amounts necessary to compensate such Bank shall be delivered to the Company and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Company shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

                               Credit Agreement
                               ----------------

                  (c) The parties hereto agree, at the time of or at any time following the implementation of European monetary union, to use reasonable efforts to enter into an agreement amending this Agreement in order to reflect the implementation of such monetary union, to permit (if feasible) the Euro to qualify as an Agreed Foreign Currency under the terms and conditions of the definition of such term and to place the parties hereto in the position with respect to the settlement of payments of the Euro as they would have been with respect to the settlement of the Currencies it replaced.

                               Credit Agreement
                               ----------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      MID OCEAN LIMITED


                                      By: /s/ Charles F. Hays
                                         ---------------------
                                         Name:   Charles F. Hays,
                                         Title:  Senior Vice President,
                                                 Chief Financial and
                                                 Administrative Officer

                                      Address for Notices:

                                      Mid Ocean Limited
                                      6th Floor, Richmond House
                                      12 Par-La-Ville Road
                                      Hamilton, HM 08, Bermuda

                                      Attention: Charles F. Hays

                                      Telecopier No.: (441) 292-0876

                                      Telephone No.:  (441) 292-1358

                                      BANKS
                                      -----

                                      THE CHASE MANHATTAN BANK


                                      By______________________
                                        Title:


                                      CITIBANK N.A.


                                      By______________________
                                        Title:


                                      By______________________
                                        Title:

                               Credit Agreement
                               ----------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        MID OCEAN LIMITED


                                        By_________________________
                                          Name:
                                          Title:

                                        Address for Notices:

                                        Mid Ocean Limited
                                        6th Floor, Richmond House
                                        12 Par-La-Ville Road
                                        Hamilton, HM 08, Bermuda

                                        Attention: Charles F. Hays

                                        Telecopier No.: (441) 292-0876

                                        Telephone No.:  (441) 292-1358

                                        BANKS
                                        -----

                                        THE CHASE MANHATTAN BANK


                                        By /s/ Heather Lindstrom
                                          -------------------------
                                          Title: Vice President


                                        CITIBANK N.A.


                                        By /s/ Andrew C.Fowler
                                          -----------------------
                                          Title: V.P.

                                        By_________________________
                                          Title:

                               Credit Agreement
                               ----------------

                                        DEUTSCHE BANK AG, NEW YORK AND/OR
                                        CAYMAN ISLANDS BRANCHES

                                        By /s/ John S. McGill
                                          --------------------------
                                          Title: Vice President


                                        By /s/ Gayma Z. Shivnarain
                                          --------------------------
                                          Title: Vice President


                                        MELLON BANK, N.A.


                                        By /s/ [SIGNATURE ILLEGIBLE]^^
                                          ---------------------------
                                          Title: [ILLEGIBLE]


                                        ROYAL BANK OF CANADA


                                        By /s/ [SIGNATURE ILLEGIBLE]^^
                                          --------------------------
                                          Title: Senior Manager


                                        THE BANK OF BERMUDA LIMITED


                                        By /s/ [SIGNATURE ILLEGIBLE]^^
                                          --------------------------
                                          Title: Vice President


                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By /s/ [SIGNATURE ILLEGIBLE]^^
                                          --------------------------
                                          Title: Senior Vice President

                               Credit Agreement
                               ----------------

                                        STATE STREET BANK AND TRUST COMPANY


                                        By /s/ [SIGNATURE ILLEGIBLE]^^
                                          --------------------------
                                          Title: Vice President

                                        By__________________________
                                           Title:


                                        BANQUE NATIONALE DE PARIS

                                        By /s/ Phil Truesdale
                                          --------------------------
                                          Title: Vice President


                                        By /s/ Frances Melville
                                          --------------------------
                                          Title: Assistant Treasurer


                                        THE BANK OF NOVA SCOTIA NY AGENCY

                                        By /s/ J. R. Trimble
                                          --------------------------
                                          Title: Senior Relationship Manager

                               Credit Agreement
                               ----------------

                                        THE CHASE MANHATTAN BANK,
                                         as Administrative Agent


                                        By /s/ Heather Lindstrom
                                          --------------------------
                                          Title: Vice President

                                        Address for Notices to Chase as
                                         Administrative Agent (except as noted
                                         below for Eurocurrency Loans
                                         denominated in a Foreign Currency):

                                        The Chase Manhattan Bank
                                        Agent Bank Services Group
                                        1 Chase Manhattan Plaza
                                        8th Floor
                                        New York, New York 10081

                                        Attention: Laura A. Rebecca

                                        Telecopier No.: 212-552-7490

                                        Telephone No.:  212-552-7253

                                        Address for Notices to Chase as
                                         Administrative Agent for borrowings of
                                         or prepayment of, or duration of
                                         Interest Periods for Eurocurrency Loans
                                         denominated in a Foreign Currency:

                                        The Chase Manhattan Bank
                                        Woolgate House
                                        Coleman Street
                                        London, England

                                        Attention: Stephen Hurford

                                        Telecopier No.: 44-171-777-2360

                                        Telephone No.:  44-171-777-2347

                               Credit Agreement
                               ----------------

                                                                      Schedule I

                                 Subsidiaries

                                                                  % Beneficial              Jurisdiction
                                                                  Ownership by                        of
                                                              Immediate Parent             Incorporation
                                                              ----------------             --------------
Mid Ocean Limited                                                          -               Cayman Islands

    Mid Ocean Reinsurance Company Ltd                                    100                      Bermuda
       Baltusrol Holdings Limited                                        100                      Bermuda
             Dornoch Limited                                             100               United Kingdom
             County Down Limited                                         100               United Kingdom

         Brockbank Holdings Limited                                      100               United Kingdom
             Brockbank Underwriting Limited                              100               United Kingdom
              Brockbank Syndicate Management Limited                     100               United Kingdom
               Admiral Insurance Services Limited                        100               United Kingdom
                Admiral Services (Europe) Limited                        100               United Kingdom
                Able Insurance Services Limited                          100               United Kingdom
             Brockbank Personal Lines Limited                            100               United Kingdom
              Zenith Policy Services Limited                             100               United Kingdom
             Cassidy Brockbank Limited                                   100               United Kingdom
             Brockbank Dedicated Insurance Limited                       100               United Kingdom
             Brockbank Financial Services Limited                        100               United Kingdom

   Mid Ocean Reinsurance Consulting GmbH                                 100                      Germany

                                  Schedule I
                                  ----------

                                                                     Schedule II

                                  Commitments
                                  -----------

=========================================================================
Bank                                                         Commitment
----                                                         ----------
-------------------------------------------------------------------------
The Chase Manhattan Bank                                     $ 15,000.000
-------------------------------------------------------------------------
Citibank N.A.                                                S 12.500.000
-------------------------------------------------------------------------
Deutsche Bank AG                                             $ 12.500.000
-------------------------------------------------------------------------
Mellon Bank, N.A.                                            $ 12,500.000
-------------------------------------------------------------------------
Royal Bank of Canada                                         $ 12,500.000
-------------------------------------------------------------------------
The Bank of Bermuda Limited                                  $  7,500.000
-------------------------------------------------------------------------
Credit Lyonnais New York Branch                              $  7,500.000
-------------------------------------------------------------------------
State Street Bank and Trust Company                          $  7,500.000
-------------------------------------------------------------------------
Banque National De Paris                                     $  6,250.000
-------------------------------------------------------------------------
Bank of Nova Scotia N.Y. Agency                              $  6,250.000
-------------------------------------------------------------------------
Total                                                        $100,000,000
=========================================================================

                                  Schedule II
                                  -----------

                                                                    Schedule III

                                     Liens

As of July 31, 1997

LETTERS OF CREDIT - Secured by lien on a portion of the investment portfolio & cash balances of the Subsidiary or office listed below in the respective amounts listed below:

                                                                    S EQUIVALENT
                                                               FX rate - July 31
BROCKBANK                     GBP        8,500,000                $  13,948,500
LONDON BRANCH                 USD          764,114                $     764,114
OF MID OCEAN REINSURANCE

BALTUSROL County Down         GBP       19,263,319                $  31,611,106
          Dornoch             GBP       45,827,981                $  75,203,717

MID OCEAN R.EINSURANCE        GBP       16,874,245                $  27,690,636
                              USD       56,027,807                $  56,027,807
                                                                  -------------
                                                                  $ 205,245,880
                                                                  =============

                                 Schedule III
                                 ------------

                                                                     Schedule IV

                                 Indebtedness

                                    [None]

                                                                     EXHIBIT A-1

  [Form of Opinion of Conyers Dill & Pearman, Cayman Islands Counsel to the
                                   Company)

                            CONYERS DILL & PEARMAN


DATE

To the Banks party to the Credit Agreement referred to below and
The Chase Manhattan Bank,
as Administrative Agent

Dear Sirs

Mid Ocean Limited/US$100.000.000 Loan
-------------------------------------

We have acted as special legal counsel in the Cayman Islands to Mid Ocean Limited (the "Company") in connection with a loan of up to US$100,000,000 (or equivalent in other currencies) proposed to be made to the Company by the Banks (as defined in the Credit Agreement referred to below).

For the purpose of giving this opinion we have examined and relied upon an executed copy of a Credit Agreement (364-Day) dated September 2, 1997 executed by the Company and the Banks named therein and The Chase Manhattan Bank, as Administrative Agent (the "Agreement").

We also have reviewed a copy of the Memorandum and Articles of Association of the Company, minutes of a meeting of the Company's Board of Directors held on 5th June 1997 certified as a true copy thereof by the Secretary of the Company on 13th August 1997 (the "Resolutions"), and such other documents and made enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

A Certificate of Good Standing for the Company dated [        ] 1997 issued by
the Cayman Islands Registry in respect of the Company as an exempted company under the laws of the Cayman Islands is attached.

We have conducted a search of the Cause Book of the Grand Court in the Cayman Islands and have discovered no legal proceedings against the Company within the
Cayman Islands as at [           ].

We do not provide registered office facilities in the Cayman Islands to the Company. We have not acted generally as its legal adviser, we are not familiar with its operations or financial affairs and we have not acted in regard to the transaction referred to in the Agreement save for the purpose of giving this opinion.

For the purpose of the provision of this opinion we have assumed without enquiry:

(1) the genuineness and authenticity of all signatures and seals and the conformity to the originals of all copies of documents (whether or not certified) submitted to us and the authenticity and completeness of the originals from which such copies were taken;

(2) the capacity, power and authority of each of the parties to the Agreement (other than the Company) to enter into and perform its respective obligations under the Agreement;

(3) the due execution and delivery of the Agreement by each of the parties thereto (other than the Company);

(4) the accuracy and completeness of all factual statements, representations and warranties, in each case as to factual matters, made in the Agreement which we have relied on without further enquiry;

(5) that there were no representations or warranties made other than as set out in the Agreement;

(6) that the Resolutions of the Directors of the Company are a full and accurate record of the Resolutions passed at the meeting, duly convened and held by the Directors of the Company in accordance with the Articles of Association of the Company at which the Directors declared in writing any interest they had in the matters in issue and that such Resolutions have not been amended or rescinded and are in full force and effect;

(7) that the Board of Directors of the Company, when passing the resolutions referred to in this opinion acted in good faith and having regard to all relevant matters, reasonably and honestly believed that the responsibility to be assumed by the Company pursuant to the Agreement would be in the commercial interest of the Company;

(8) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(9) the legality, validity and enforceability under the laws of the State of New York (the "Foreign Laws") of the Agreement; and

(10) that the choice of the Foreign Laws to govern the Agreement and the submission by the Company to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any New York State court sitting in New York County (and any appellate court from any thereof) (the "Foreign Courts") is a valid choice and submission under the Foreign Laws.

The obligations of the Company under the Agreement:

(i) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set-off, reorganization, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors;

(ii) will be subject to statutory limitation of the time within which proceedings may be brought;

(iii) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; and

(iv) may not be given effect to by a Cayman Islands Court whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and a Cayman Islands Court may stay any proceedings commenced in the Cayman Islands against the Company under the Agreement if there are other proceedings in respect of the Agreement simultaneously under way against the Company in another jurisdiction.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit with respect to the matters referred to herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

Based upon and subject to the foregoing we are of the opinion that:

I. The Company is duly incorporated and validly existing under the laws of the Cayman Islands and in good standing pursuant to the provisions of the Companies Law (1995 Revision).

2. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Agreement and to borrow under the Agreement

3. The Company has taken all corporate action necessary to authorize its execution, delivery and performance of the Agreement including the borrowing thereunder.

4. The Agreement has been duly executed and delivered by or on behalf of the Company and constitutes the legal, valid and binding obligations of the Company in accordance with the terms thereof.

5. The execution and delivery of the Agreement by the Company thereunder and the performance by the Company of its obligations thereunder and the borrowings by the Company thereunder will not violate the Memorandum and Articles of Association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands. No provision in the Agreement would appear to constitute a penalty.

6. No order, consent, approval, license, authorization or validation of or exemption by any governmental or public body or authority of the Cayman Islands or any subdivision thereof is required to authorize or is required in connection with the execution, delivery, performance or enforcement of the Agreement or the borrowing thereunder.

7. It is not necessary or desirable to ensure the enforceability in the Cayman Islands of the Agreement that it be registered in any register kept by, or filed with, any governmental or regulatory body in the Cayman Islands.

8. Subject to the payment of nominal stamp duty of $2 if the Agreement is executed in or brought into the Cayman Islands, the Agreement is in proper legal form under the laws of the Cayman Islands for the admissability thereof into evidence in the courts of the Cayman Islands.

9. There is no income or other tax of the Cayman Islands imposed by withholding or otherwise on any payments to be made to or by the Company under the Agreement.

10. The Company is not entitled to sovereign immunity under the laws of the Cayman Islands, from any legal proceedings, whether in the Cayman Islands or elsewhere, to enforce or to collect upon the Agreement, including, without limitation, immunity from service, immunity from jurisdiction of any court or tribunal or immunity of any of its property from attachment prior to entry of judgment or from attachment in aid of execution upon a judgment in respect of itself or its property.

11. The Company has the legal capacity to sue and to be sued in its own name under the laws of the Cayman Islands.

12. The choice of the Foreign Laws as the governing law of the Agreement will be recognized and applied by the Cayman Islands courts provided that such choice was made for bona fides purposes and is effective as a matter of the Foreign Laws.

13. The submission by the Company under the Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company under the laws of the Cayman Islands.

14. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Foreign Courts, the courts of the Cayman Islands will recognize and enforce a foreign judgment of a court recognized as having jurisdiction based on the principle that a judgment of a foreign court imposes upon a judgment debtor an obligation to pay the sum for which the judgment has been given, and provided such judgment is final and conclusive, for a liquidated sum not in respect of taxes or a fine or penalty, and which was not obtained by a fraud or in a manner, and is not of a kind the enforcement of which is, contrary to the public of the policy of the Cayman Islands, nor obtained in proceedings which were opposed to natural justice.

15. We believe that in the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of the payment or enforcement of the judgment. With respect to winding up proceedings, Cayman Islands law may require that all claims or debts are converted either into Cayman Islands dollars or the Company's functional currency of account at the exchange rate ruling at the date of commencement of the winding up.

Yours faithfully



CONYERS DILL & PEARMAN

                                                                     EXHIBIT A-2

     [Form of Opinion of Conyers, Dill & Pearman. Bermuda Counsel to the
                                   Company]


                            CONYERS DILL & PEARMAN


DATE

To the Banks party to the Credit Agreement referred to below and
The Chase Manhattan Bank,
as Administrative Agent

Dear Sirs

Mid Ocean Limited/USS100.000.000 Loan
-------------------------------------

We have acted as special legal counsel in Bermuda to Mid Ocean Limited (the "Company") in connection with a loan of up to US$100,000,000 (or equivalent in other currencies) proposed to be made to the Company by the Banks (as defined in the Credit Agreement referred to below).

For the purpose of giving this opinion we have examined and relied upon an executed copy of a Credit Agreement (364-Day) dated September 2, 1997 executed by the Company and the Banks named therein and The Chase Manhattan Bank. as Administrative Agent (the "Agreement").

We also have reviewed a copy of the Memorandum and Articles of Association of the Company, minutes of a meeting of the Company's Board of Directors held on 5th June 1997 certified as a true copy thereof by the Secretary of the Company on 13th August 1997 (the "Resolutions"), and such other documents and made enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

A Certificate of Compliance for the Company dated 11th August 1997 issued by the Registrar of Companies of Bermuda in respect of the Company as an overseas company with a permit to carry on business in Bermuda is attached.

We have conducted a search of the Cause Book of the Supreme Court of Bermuda and have discovered no legal proceedings against the Company pending in Bermuda as
at [              ].

We do not provide the principal office of the Company in Bermuda or act as its principal representative in Bermuda. We have not acted generally as its legal adviser, we are not familiar with its operations or financial affairs and we have not acted in regard to the transaction referred to in the Agreement save for the purpose of giving this opinion.


               Opinion of Cayman Islands Counsel to the Company
               ------------------------------------------------

For the purpose of the provision of this opinion we have assumed without enquiry:

(1) the genuineness and authenticity of all signatures and seals and the conformity to the originals of all copies of documents (whether or not certified) submitted to us and the authenticity and completeness of the originals from which such copies were taken;

(2) the capacity, power and authority of each of the parties to the Agreement to enter into and perform its respective obligations under the Agreement;

(3) the due execution and delivery of the Agreement by each of the parties thereto;

(4) the accuracy and completeness of all factual statements, representations and warranties, in each case as to factual matters, made in the Agreement which we have relied on without further enquiry;

(5) that there were no representations or warranties made other than as set out in the Agreement;

(6) that there is no provision of the law of any jurisdiction, other than Bermuda. which would have any implication in relation to the opinions expressed herein;

(7) the legality, validity and enforceability under the laws of the State of New York (the "Foreign Laws") of the Agreement; and

(8) that the choice of the Foreign Laws to govern the Agreement and the submission by the Company to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any New York State court sitting in New York County (and any appellate court from any thereof) (the "Foreign Courts") is a valid choice and submission under the Foreign Laws.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit with respect to the matters referred to herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

Based upon and subject to the foregoing we are of the opinion that:

1. The Company is in good standing (meaning that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) under the laws of Bermuda.


               Opinion of Cayman Islands Counsel to the Company
               ------------------------------------------------

2. The execution and delivery of the Agreement by the Company thereunder and the performance by the Company of its obligations thereunder and the borrowing thereunder will not violate any applicable law, regulation, order or decree in Bermuda.

3. No order, consent, approval, license, authorization or validation of or exemption by any governmental or public body or authority of Bermuda or any subdivision thereof is required to authorize or is required in connection with the execution, ???????^ of the Agreement or the borrowing thereunder.

4. It is not necessary or desirable to ensure the enforceability in Bermuda of the Agreement that it be registered in any register kept by, or filed with, any governmental or regulatory body in Bermuda.

5. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payments to be made to or by the Company under the Agreement. The Agreement ???????^ duty in Bermuda and no registration, documentary, recording, transfer ?????^ fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Agreement.

6. The Company is not entitled to sovereign immunity under the laws of Bermuda, from any legal proceedings, whether in Bermuda or elsewhere, to enforce or to collect upon the Agreement, including, without limitation, immunity from service, immunity from jurisdiction of any court or tribunal or immunity of any of its property from attachment prior to entry of judgment or from attachment in aid of execution upon a judgment in respect of itself or its property.

7. The Agreement is in proper legal form under the laws of Bermuda for the admissability thereof into evidence in the courts of Bermuda.

8. The choice of the Foreign Laws as the governing law of the Agreement will be recognized and applied by Bermuda courts provided that such choice was made for bona fides purposes and is effective as a matter of the Foreign Laws.

9. The submission by the Company to the non exclusive jurisdiction of the Foreign Courts will be recognized and applied by the Bermuda courts.

10. The courts of Bermuda would recognize as a valid judgment, a final and conclusive ???????????^ obtained in the Foreign Courts against the Company based upon the Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was

               Opinion of Cayman Islands Counsel to the Company
               ------------------------------------------------
     not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (0 there is due compliance with the correct procedures under the laws of Bermuda.

Yours faithfully



CONYERS DILL & PEARMAN


               Opinion of Cayman Islands Counsel to the Company
               ------------------------------------------------

                                                                     EXHIBIT A-3


         [Form of Opinion of Special New York Counsel to the Company]


                                                             September [_], 1997


To the Banks party to the
  Credit Agreement referred to
  below and The Chase Manhattan Bank,
  as Administrative Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to Mid Ocean Limited (the "Company"), a Cayman Islands corporation, in connection with the Credit Agreement (364-Day) (the "Credit Agreement") dated as of September 2, 1997, between the Company, the Banks named therein, and The Chase Manhattan Bank, as Administrative Agent providing for loans to be made by said lenders to the Company in an aggregate principal amount not to exceed $100,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(b) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the Credit Agreement.

          In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

          In our examination, we have assumed, with respect to the Credit Agreement that:

          (i) the Credit Agreement has been duly authorized by, has been duly executed and delivered by, and (except, to the extent expressly set forth in the opinions expressed below, as to the Company) constitutes the legal, valid, binding and enforceable obligations of, all of the parties thereto;

          (ii) all signatures to the Credit Agreement have been duly authorized; and

          (ill) all of the parties to the Credit Agreement are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement.

               Opinion of Special New York Counsel to the Company
               --------------------------------------------------

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally (including the judicial application of similar laws of any Company Jurisdiction) and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct

          (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
     York) that limit the interest, fees or other charges such Bank may impose,
     (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of
     Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (iv) the waiver of inconvenient forum set forth in
     Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York, (v)
     Section 11.13 or 11.14(c) of the Credit Agreement and (vi) Section 11.10 of the Credit Agreement to the extent it purports to be a waiver of immunity acquired after the execution and delivery of the Credit Agreement.

          (D) We point out with reference to obligations stated to be payable in a currency other than Dollars that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation

               Opinion of Special New York Counsel to the Company
               --------------------------------------------------
     denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          At the request of our clients, this opinion letter is, pursuant to
Section 6.01(b) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Company may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                               Very truly yours,


               Opinion of Special New York Counsel to the Company
               --------------------------------------------------

                                                                       EXHIBIT B


            [Form of Opinion of Special New York Counsel to Chase]


                              September [_], 1997



To the Banks party to the
  Credit Agreement referred to
  below and The Chase Manhattan Bank,
  as Administrative Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank ("Chase") in connection with the Credit Agreement (364-Day) dated as of
  -----
September 2, 1997 (the "Credit Agreement") between Mid Ocean Limited (the
                        ---------------
"Company"), the Banks named therein, and Chase, as Administrative Agent,
 -------
providing for loans to be made by said lenders to the Company in an aggregate principal amount not to exceed $100,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(c) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the Credit Agreement.

          In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

          In rendering the opinions expressed below, we have assumed that:

          (i) the Credit Agreement has been duly authorized by, has been duly executed and delivered by, and (except to the extent expressly set forth in the opinions below as to the Company) constitutes the legal, valid, binding and enforceable obligations of, all of the parties thereto;

          (ii) all signatories to the Credit Agreement have been duly authorized; and

          (iii) all of the parties to the Credit Agreement are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement



                          Opinion of Special Counsel to Chase
                          -----------------------------------

                                                                       EXHIBIT C


                      [Form of Confidentiality Agreement]

                           CONFIDENTIALITY AGREEMENT


                                                                 [Date]

[Insert Name and
Address of Prospective
Participant or Assignee]

                 Re: Credit Agreement (364-Day) dated as of September 2, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between Mid Ocean Limited (the "Company"), the lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, providing for Loans in an aggregate principal amount not to exceed $100,000,000.

Dear Ladies and Gentlemen:

                  As a Bank party TO the Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered TO us pursuant to the Credit Agreement.

                 As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior TO receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement

                  Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your Affiliates, directors, officers, employees and representatives and for the benefit of us and the Company) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you agree TO keep confidential, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein
                                                  --------
shall limit the disclosure of any such non-public information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to

                           Confidentiality Agreement
                           -------------------------
counsel for any of the Banks or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Bank (or to Chase Securities Inc.), (v) in connection with any litigation to which you or any one or more of the Banks or the Administrative Agent are a party, (vi) to a subsidiary or Affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further,
                                                            --------  -------
hat in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                  If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.12 of the Credit Agreement on the date upon which you become a Bank under the Credit Agreement pursuant to Section 11.06 thereof.

                  Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                      Very truly yours,

                                      [INSERT NAME OF BANK]


                                      By______________________

The foregoing is agreed to
as of the date of this letter.

[INSERT NAME OF PROSPECTIVE
PARTICIPANT OR ASSIGNEE]


By____________________


                           Confidentiality Agreement
                           -------------------------
         denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  This opinion letter is pursuant to Section 6.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                      Very truly yours,

CDP/WJM


                          Opinion of Special Counsel to Chase
                          -----------------------------------

                                                                      EXHIBIT D


                      [Form of Assignment and Acceptance]

                           ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement (364-Day) dated as of September 2, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Mid Ocean Limited, the lenders the named therein
     ----------------
and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

          _____________________ (the "Assignor") and _____________________ (the
"Assignee") agree as follows:

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule 1 hereto (the "Effective Date"), an
                                                       --------------
interest (the "Assigned Interest") in and to the Assignor's rights and
               -----------------
obligations under the Credit Agreement in an amount as set forth on Schedule 1 hereto.

          2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other obligation or the performance or observance by the Company of its respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto.

          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.02 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document finished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereto together with such powers as are incidental thereto;

                           Assignment and Acceptance
                           -------------------------
and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

          4. Following the execution of this Assignment and Acceptance. it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent pursuant to Section 11.06(b) of the Credit Agreement, effective as of the Effective Date (which date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent, provided
                                                                       --------
that in no event shall the Effective Date be earlier than the date of delivery of this Assignment and Acceptance to the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date.

          6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in
Section 11.07 of the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment and Acceptance by signing any such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

                           Assignment and Acceptance
                           -------------------------

                                 Schedule 1 to
                           Assignment and Acceptance
                  relating to the Credit Agreement (364-Day)
                         dated as of September 2, 1997
                           among Mid Ocean Limited,
                         the lenders named therein and
               The Chase Manhattan Bank, as Administrative Agent


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Amount of Commitment Assigned:

The outstanding principal amount of Loans made to the Company being assigned hereby and the respective names of the Currencies in which such Loans are denominated:


                Outstanding Principal         Name of Currency
                  Amount of Loans             or Currencies of
                    Assigned ($)               Loans Assigned
                    ------------               --------------


          _________________________
          Total:


                            Assignment and Acceptance
                            -------------------------

[ASSIGNEE]                                        [ASSIGNOR]

By______________________                          By_____________________
 Title:                                            Title:

                                                  Consented to and Accepted:

                                                  THE CHASE MANHATTAN BANk, as
                                                    Administrative Agent


                                                  By__________________________
                                                   Title:

                                                  Consented to:

                                                  MID OCEAN LIMITED


                                                  By__________________________
                                                   Title:


                                                  By__________________________
                                                   Title:

                           Assignment and Acceptance
                           -------------------------

                                                                       EXHIBIT E

                           [Form of Promissory Note]

                                PROMISSORY NOTE

                                                                 __________ 1997


          FOR VALUE RECEIVED, Mid Ocean Limited, a corporation organized under the laws of the Cayman Islands (the "Company"), hereby promises to pay to
                                     -------
___________________ (the "Bank), for account of its respective Applicable
                          ----
Lending Offices provided for by the Credit Agreement referred to below, at the Administrative Agent's Account for the respective Currencies of the Loans evidenced hereby, such amount as shall equal the aggregate unpaid principal
                  --------------------
amount of the Loans made by the Bank to the Company under the Credit Agreement, in the respective Currencies in which such Loans are denominated and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such account, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, Currency, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any
                             --------
such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

          This Note evidences Loans made by the Bank to the Company under the Credit Agreement (364-Day) dated as of September 2, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between
                                                   ----------------
Mid Ocean Limited, the lenders named therein (including the Bank), and The Chase Manhattan Bank, as Administrative Agent, providing for Loans in an aggregate principal amount not to exceed $100,000,000. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                                Promissory Note
                                ---------------

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          This note shall be governed by, and construed in accordance with, the law of the State of New York.


                                                    MID OCEAN LIMITED


                                                    By____________________
                                                     Title:


                                                    By____________________
                                                     Title:

                                Promissory Note
                                ---------------

                                SCHEDULE OF LOANS

          This Note evidences Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments and prepayments of principal set forth below:

         Principal                                       Maturity                 Unpaid
           Amount       Type                               Date       Amount       Prin-   Notation
Date         of          of                  Interest       of        Paid or      cipal    Made
Made        Loan        Loan     Currency      Rate        Loan       Prepaid     Amount     by
-----      ------       -----    --------    ---------    -------     -------     ------    ---

                                Promissory Note
                                ---------------